As filed with the Securities and Exchange Commission on January 31, 2006
An Exhibit List can be found on page II-7.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(Name of small business issuer in its charter)

Nevada	4841	33-0766069
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S.Employer
of Incorporation or	Classification Code Number)	IdentificationNo.)
Organization)

9150 Wilshire Boulevard, Suite 242
Beverly Hills, California 90212
(310) 246-0090
(Address and telephone number of principal executive offices and principal place of business)

Edward Litwak, President
PACIFICAP ENTERTAINMENT HOLDINGS, INC.
9150 Wilshire Boulevard, Suite 242
Beverly Hills, California 90212
(310) 246-0090
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.001 par value issuable upon conversion of secured convertible notes	200,000,000 (3)	$.0055	$1,100,000	$117.70
Common stock, $.001 par value issuable upon exercise of warrants	3,250,000 (4)	$.02	$65,000	$6.96
Total	203,250,000		$1,165,000.00	$124.66

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 25, 2006, which was $.0055 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.02 per share to account for antidilution and price protection adjustments.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 31, 2006

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
203,250,000 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 203,250,000 shares of our common stock, including up to 200,000,000 shares of common stock underlying secured convertible notes in a principal amount of $2,621,239 and up to 3,250,000 issuable upon the exercise of common stock purchase warrants. $2,800,000 of the secured convertible notes are convertible into our common stock at the lower of $0.35 or 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The remaining $450,000 of the secured convertible notes are convertible into our common stock at the lower of $0.02 or 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders are deemed “underwriters” within the meaning of the Securities Act of 1933 in connection with the sale of their common stock under this prospectus. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is approved for quotation on the Over-The-Counter Bulletin Board under the symbol “PFEH”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 25, 2006, was $.005.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Pacificap Entertainment Holdings, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements	5
Prospectus Summary	6
Risk Factors	8
Use Of Proceeds	14
Market For Common Equity And Related Stockholder Matters	19
Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	20
Description Of Business	26
Description Of Properties	30
Legal Proceedings	30
Management	31
Executive Compensation	33
Certain Relationships And Related Transactions	34
Security Ownership Of Certain Beneficial Owners And Management	35
Description Of Securities	36
Commission’s Position On Indemnification For Securities Act Liabilities	38
Plan Of Distribution	38
Selling Stockholders	40
Legal Matters	47
Experts	47
Available Information	47
Index to Consolidated Financial Statements	48

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

We are a development stage company engaged in the film financing and television series production business. Our business plan was modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing. Our management has over 20 years of experience in financing, marketing and merchandising in the movie, music, and corporate industry.

We have recently completed filming of our first movie, entitled, “American Cannibal: The Road to Reality.” The film is a documentary that follows the creation and filming of a reality television show called American Cannibal. The entire process was documented and filmed to the end, when a contestant was critically injured and production was forced to shut down. We are submitting the documentary to several film festivals and are attempting to sell licensing rights for domestic and international theatrical distribution. We were notified in January 2006 that our film will be shown at the Tribeca Film Festival, held in New York, New York, in April 2006.

In addition, we own the rights to produce a television reality show surrounding the life of Gemma Gucci, daughter of Paulo and Jenny Gucci, of the Gucci fashion designers. WE, the Women’s Entertainment cable channel, has greenlighted and agreed to show one season of 13 shows (Variety Magazine, November 29, 2005). At this time, we have not begun production of the show as it will cost at least $200,000 per episode to produce. We are currently seeking funding for this project, however, no assurances can be given that we will be able to secure the funding needed on a timely basis, if at all.

Funding for our business has come from the sale of secured convertible notes to the selling stockholders. We will need additional funding to expand our film finance business, however, we do not currently have any contracts or commitments for additional funding, and there is no guarantee that additional funding will be available.

Since our inception, we have not generated any revenue and we do not anticipate generating positive cash flow in the near few years. For the year ended December 31, 2004, we generated no revenue and a net loss of $4,623,614. For the nine months ended September 30, 2005, we generated no revenues and had a net loss of $3,591,637. As a result of recurring losses from operations and a net deficit in both working capital and stockholders’ equity, our auditors, in their report dated March 31, 2005, have expressed substantial doubt about our ability to continue as going concern. We are currently in default under the terms of the $2,621,239 of secured convertible debentures outstanding. The investors have indicated that they do not intend to exercise their rights under the various default provisions in our transaction documents, however, they have not committed that to writing nor have they waived their right to do so.

Our principal offices are located at 9150 Wilshire Boulevard, Suite 242, Beverly Hills, California 90212, and our telephone number is (310) 246-0090. We are a Nevada corporation. We maintain a website at www.pacificapentertainment.com. The information contained on that website is not deemed to be a part of this prospectus.

The Offering

Common stock offered by selling stockholders.....................................................................................................................................
Up to 203,250,000 shares, including up to 200,000,000 shares of common stock underlying secured convertible notes in the principal amount of $2,621,239 and up to 3,250,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.02 per share, based on current market prices and assuming full conversion of the secured convertible notes and the full exercise of the warrants (includes a good faith estimate of the shares underlying secured convertible notes and shares underlying warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively).

This number represents 69.41% of our current outstanding common stock.

Common stock to be outstanding after the offering..............................................................................................................................	Up to 292,813,261 shares

Use of proceeds..........................................................................................................................................................................................

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

Over-The-Counter Bulletin Board Symbol .............................................................................................................................................	PFEH

The above information regarding common stock to be outstanding after the offering is based on 89,563,261 shares of common stock outstanding as of January 25, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

December 2004 Securities Purchase Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004, and amended on August 31, 2005 and January 23, 2006, for the sale of (i) $2,800,000 in secured convertible notes and (ii) warrants to buy 2,800,000 shares of our common stock. We are registering 1,000,000 shares in this offering underlying the secured convertible notes and we are registering 2,800,000 shares underlying the warrants. As of January 25, 2006, $628,761 of the secured convertible notes has been converted and $2,171,239 remains outstanding.

This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $2,800,000 as follows:

•	$1,400,000 was disbursed on December 17, 2004;

•	$900,000 was disbursed on June 1, 2005;

•	$150,000 was disbursed on July 1, 2005;

•	$170,000 was disbursed on August 1, 2005; and

•	$180,000 was disbursed on September 1, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.35 or (ii) 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of January 26, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.00463 and, therefore, the conversion price for the secured convertible notes was $.001389. Based on this conversion price, the $2,171,239 remaining of the secured convertible notes, excluding interest, are convertible into 1,563,167,027 shares of our common stock.

The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

September 2005 Securities Purchase Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 19, 2005 and amended on January 23, 2006 for the sale of (i) $450,000 in secured convertible notes and (ii) warrants to buy 450,000 shares of our common stock.

This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on September 19, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.02 or (ii) 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of January 26, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.00463 and, therefore, the conversion price for the secured convertible notes was $.001389. Based on this conversion price, the $450,000 secured convertible notes, excluding interest, is convertible into 323,974,083 shares of our common stock.

The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

Explanatory note: On December 17, 2004 and September 19, 2005, we entered into Securities Purchase Agreements, as amended, with four accredited investors. Any issuance of shares of common stock pursuant to these agreements that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval to increase our authorized shares of common stock and filing the certificate of amendment to our certificate of incorporation. We intend to file a preliminary information statement with the Securities and Exchange Commission, stating that a majority of the shareholders of our company have authorized the increase in our authorized shares of common stock. We intend on filing the certificate of amendment to our certificate of incorporation 20 days after the mailing and filing of the definitive information statement. We are registering 203,250,000 shares of common stock pursuant to this prospectus that are underlying the secured convertible notes and warrants issued in connection with the Securities Purchase Agreement. Upon filing the certificate of amendment, we will amend this prospectus, to the extent allowable by Rule 416, to include additional shares of common stock that are issuable pursuant to the Securities Purchase Agreements.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We have not generated any revenues since our inception. We incurred net losses of $4,623,614 for the year ended December 31, 2004 and $35,405,841 for the year ended December 31, 2003. For the nine months ended September 30, 2005, we incurred a net loss of $3,591,637. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to sustain and expand our film finance, sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. We currently do not have any contracts of commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated March 31, 2005, our independent registered public accounting firm stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the years ended December 31, 2004 and 2003 in the amounts of $4,623,614 and $35,405,841, respectively and being in default under the terms of our capital notes and notes payable obligations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If We Are Unable to Retain the Services of Messrs. Litwak and Riley or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Edward Litwak, our President, Chief Financial Officer, Treasurer and a director and Mr. Michael Riley, our Chairman of the Board. Loss of the services of Messrs. Litwak or Riley could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Litwak or Riley. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The movie production industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Secured Convertible Notes, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of January 25, 2006, we had 89,563,261 shares of common stock issued and outstanding, secured convertible notes outstanding pursuant to our June 2004 securities purchase agreement that may be converted into an estimated 2,894,985,334 shares of common stock at current market prices, secured convertible notes outstanding pursuant to our December 2004 securities purchase agreement that may be converted into an estimated 600,000,000 shares of common stock at current market prices and outstanding warrants to purchase 3,250,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 25, 2006 of $0.005.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 70%	Issuable	Stock

25%	$.00375	$.001125	2,329,990,223	96.30%
50%	$.0025	$.00075	3,494,985,334	97.50%
75%	$.00125	$.000375	6,989,970,667	98.73%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price feature of our Secured Convertible Notes May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

The secured convertible notes are convertible into shares of our common stock at a 70% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 200,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In December 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,800,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

We are Currently in Default under the Securities Purchase Agreements and Secured Convertible Notes and the Investors Have the Right to Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the Securities Purchase Agreements we entered into in December 2004 and September 2005, we granted in favor of the investors a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Pursuant to the terms of the Securities Purchase Agreements, an event of default has occurred. We currently owed the investors $2,621,239 in face amount of secured convertible notes, plus interest and default payments. As a result of the events of a default, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. As of the date of this filing, the Investors have not declared a default by the Company, although there can be no assurance that they will not declare a default in the future. If the investors declare an event of default and take possession of our property, we will lose all of our assets and may have to file for bankruptcy protection.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies approved for quotation on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the “Penny Stock” Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds $3,250,000 from the sale of the secured convertible notes, which have been used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

DECEMBER 2004 SECURITIES PURCHASE AGREEMENT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004, and amended on August 31, 2005 and January 23, 2006, for the sale of (i) $2,800,000 in secured convertible notes and (ii) warrants to buy 2,800,000 shares of our common stock. As of January 25, 2006, $628,761 of the secured convertible notes has been converted and $2,171,239 remains outstanding.

The investors provided us with an aggregate of $2,800,000 as follows:

•	$1,400,000 was disbursed on December 17, 2004;

•  $900,000 was disbursed on June 1, 2005;

•	$150,000 was disbursed on July 1, 2005;

•	$170,000 was disbursed on August 1, 2005; and

•	$180,000 was disbursed on September 1, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.35; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $180,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;
•	Do not issue shares of common stock upon receipt of a conversion notice;
•	Fail to file a registration statement within 45 days after December 17, 2004 or fail to have the registration statement effective within 120 days after December 17, 2004;
•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

•
To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

•
To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 17, 2004.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

SEPTEMBER 2005 SECURITIES PURCHASE AGREEMENT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 19, 2005 and amended on January 23, 2006 for the sale of (i) $450,000 in secured convertible notes and (ii) warrants to buy 450,000 shares of our common stock. The investors provided us with $450,000 on September 19, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.02; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from September 19, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;
•	Do not issue shares of common stock upon receipt of a conversion notice;
•	Fail to file a registration statement within 30 days after receipt of a written demand or fail to have the registration statement effective within 120 days after receipt of a written demand;
•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

•
To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

•
To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 19, 2005.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

A complete copy of the December 2004 and September 2005 Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,621,239 of secured convertible notes issued and outstanding on January 26, 2006, at a conversion price of $0.001389, the number of shares issuable upon conversion would be:

$2,621,239/$0.001389 = 1,887,141,109 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of January 25, 2006 of $0.005.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 70%	Issuable	Stock

25%	$.00375	$.001125	2,329,990,223	96.30%
50%	$.0025	$.00075	3,494,985,334	97.50%
75%	$.00125	$.000375	6,989,970,667	98.73%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is approved for quotation on the OTC Bulletin Board under the symbol “PFEH.” Prior to December 4, 2003, our common stock was quoted under the symbol “CVOS.”

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High($)	Low ($)
	------	--------

Fiscal Year 2004
First Quarter	1.18	0.03
Second Quarter	0.48	0.12
Third Quarter	0.34	0.01
Fourth Quarter	0.06	0.01

Fiscal Year 2005
First Quarter	0.03	0.01
Second Quarter	0.01	0.01
Third Quarter	0.01	0.01
Fourth Quarter	0.01	0.01

Fiscal Year 2006
First Quarter (1)	0.03	0.01

(1) As of January 25, 2006.

HOLDERS

As of January 25, 2006, we had approximately 1,440 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

o business combinations
o stock-based compensation.

Business combinations

The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, which established accounting and reporting standards for business combinations and requires that all business combinations be accounted for by the purchase method. Under the purchase method of accounting, the cost, including transaction costs, is allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

The judgments made in determining the estimated fair values and expected useful lives assigned to each class of assets and liabilities acquired can significantly impact net income. For example, different classes of assets will have useful lives that differ. Consequently, to the extent a longer-lived asset is ascribed greater value under the purchase method than a shorter-lived asset, there may be less amortization recorded in a given period.

Determining the fair value of certain assets and liabilities acquired is subjective in nature and often involves the use of significant estimates and assumptions. We use a one-year period following the consummation of acquisitions to finalize estimates of the fair values of assets and liabilities acquired. Two areas, in particular, that require significant judgment are estimating the fair values and related useful lives of identifiable intangible assets. While there are a number of different methods used in estimating the value of acquired intangibles, there are two approaches primarily used: the discounted cash flow and market comparison approaches. Some of the more significant estimates and assumptions inherent in the two approaches include: projected future cash flows (including timing); discount rate reflecting the risk inherent in the future cash flows; perpetual growth rate; determination of appropriate market comparables; and the determination of whether a premium or a discount should be applied to comparables. Most of the foregoing assumptions are made based on available historical information.

Accounting for business combinations refers to our prior reverse merger in 2003 and our acquisition of assets in 2004. We currently are not looking to or anticipating acquiring any businesses, however, should an opportunity arise, we will review and consider each on a case-by-case basis.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2003.

We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

From our inception, we have incurred significant costs in connection with the issuance of equity- based compensation, which is comprised primarily of our common stock and warrants to acquire our common stock, to non-employees. We anticipate continuing to incur such costs in order to conserve our limited financial resources. The determination of the volatility, expected term and other assumptions used to determine the fair value of equity based compensation issued to non-employees under SFAS 123 involves subjective judgment and the consideration of a variety of factors, including our historical stock price, option exercise activity to date and the review of assumptions used by comparable enterprises.

We account for equity based compensation, issued to non-employees in exchange for goods or services , in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements.

Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Results of Operations

We are in the development stage and to date, have not generated revenues. The risks specifically discussed are not the only factors that could affect future performance and results. In addition the discussion in this prospectus concerning us, our business and our operations contain forward-looking statements. Such forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by our management over time means that actual events or results are occurring as estimated in the forward-looking statements herein.

As a development stage company, we have yet to earn revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors., including our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry. As a result of limited capital resources and no revenues from operations from our inception, we have relied on the issuance of equity securities to non-employees in exchange for services. We enter into equity compensation agreements with non-employees if it is in our best interest under terms and conditions consistent with the requirements of Financial Accounting Standards No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure - an amendment of SFAS 123." In order to conserve our limited operating capital resources, we anticipate continuing to compensate non-employees in stock for services during the next twelve months. This policy will have a material effect on our results of operations during the next twelve months.

Revenues

We have generated no operating revenues from operations from our inception. We believe we will begin earning revenues from operations in 2006 from actual operation as we transition from a development stage company to that of an active, operating company. Potential revenue sources include the sale and distribution of our “American Cannibal” movie and potential production of the REBEL GUCCI television series.

Costs And Expenses

From our inception through September 30, 2005, we have not generated any revenues. We have incurred losses of $51,597,076 during this period. These losses stem from expenses associated principally with equity-based compensation to consultants who have provided marketing, public relations and investor services, acquisition costs and professional service (legal and accounting) fees.

Liquidity And Capital Resources

As of September 30, 2005, we had a working capital deficit of $4,444,065. As a result of our operating losses from our inception through September 30, 2005, we generated a cash flow deficit of $5,307,790 from operating activities from our inception on July 29, 1997 through September 30, 2005. Cash flows used in investing activities was $167,198 during this period. We met our cash requirements during this period through the private placement of $272,200 of common stock, $3,664,711 (net of repayments) and $1,240,665 from the issuance of convertible and capital notes, respectively, and $338,371 from advances from the Company's officers, principal shareholders and third parties.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development and to acquire desirable film library assets. We are actively engaged in negotiations with interested investors and anticipate making a private equity placement at an appropriate valuation and on terms acceptable to the existing shareholders. We are also discussing possible joint venture arrangements to share or finance costs, and pre selling advertising and or sponsorships to raise working capital. We plan to raise sufficient capital to fund operations for the next 12 months and to finance the timely acquisition and digitization of additional vintage sports film footage. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

We believe that our existing and planned capital resources will be sufficient to fund our current level of operating activities, capital expenditures and other obligations through the next 12 months. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

The independent auditor's report on our December 31, 2004 financial statements states that our recurring losses and default under our debt obligations raise substantial doubts about our ability to continue as a going concern.

We entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the issuance of an aggregate of $2,000,000 of convertible notes, and attached to the Convertible Notes were warrants to purchase 2,000,000 shares of our common stock. The Convertible Notes accrues interest at 10% per annum, payable and due two years from the date of the note. The noteholder has the option to convert any unpaid note principal to our common stock at a rate of the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date. As of November 13, 2005, $628,761 has been converted or paid down and $1,371,239 was remaining. Effective August 31, 2005; the terms of the notes were changed for the remaining outstanding debt to a conversion rate from 50% to 40%of the average of the three lowest intraday trading prices. Effective January 23, 2006; the terms of the notes were changed for the remaining outstanding debt to a conversion rate from 40% to 30%of the average of the three lowest intraday trading prices.

We entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004 for the issuance of an aggregate of $2,800,000 of convertible notes, and attached to the Convertible Notes were warrants to purchase 2,800,000 shares of our common stock. The Convertible Notes accrues interest at 10% per annum subject to certain default previsions which increases the rate to 15% per annum, payable on quarterly beginning in 2005 on March 31st, June 30th, September 30th and December 31st.and with note maturity due three years from the date of the note. The noteholder has the option to convert any unpaid note principal to our common stock at a rate of the lower of (i) $0.02 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date. As of September 30, 2005; we are in default with certain provisions of the Agreement, therefore the rate in effect as of September 30, 2005 is 15% per annum. Effective August 31, 2005; the terms of the notes were changed for the remaining outstanding debt to a conversion rate from 50% to 40% of the average of the three lowest intraday trading prices. Effective January 23, 2006; the terms of the notes were changed for the remaining outstanding debt to a conversion rate from 40% to 30%of the average of the three lowest intraday trading prices.

We entered into a Securities Purchase Agreement with four accredited investors on September 19, 2005 for the issuance of an aggregate of $450,000 of convertible notes, and attached to the Convertible Notes were warrants to purchase 450,000 shares of our common stock. The Convertible Notes accrues interest at 10% per annum subject to certain default previsions which increases the rate to 15% per annum, payable on quarterly beginning in 2006 on March 31st, June 30th, September 30th and December 31st.and with note maturity due three years from the date of the note. The noteholder has the option to convert any unpaid note principal to our common stock at a rate of the lower of (i) $0.02 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date. Effective January 23, 2006; the terms of the notes were changed for the remaining outstanding debt to a conversion rate from 40% to 30%of the average of the three lowest intraday trading prices.

As of September 30, 2005, we issued to the investors Convertible Notes under the agreement described above in a total amount of $3,250,000 in exchange for net proceeds of $2,819,146. The proceeds that we received is net of related fees and costs of $430,854. Capitalized financing costs were amortized over the maturity period (three years) of the convertible notes. As of September 30, 2005, we have accrued interest, at a default rate of 15% per annum of approximately $216,740.

We entered into a Securities Purchase Agreement with four accredited investors on January 23, 2006 for the issuance of an aggregate of $180,000 of secured convertible notes, and attached to the secured convertible notes were warrants to purchase 180,000 shares of our common stock. The Convertible Notes accrues interest at 10% per annum subject to certain default previsions which increases the rate to 15% per annum, payable on quarterly beginning in 2006 on March 31st, June 30th, September 30th and December 31st.and with note maturity due three years from the date of the note. The noteholder has the option to convert any unpaid note principal to our common stock at a rate of the lower of (i) $0.02 or (ii) 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date.

In connection with the sale of the secured convertible notes, we granted the investors registration rights and security interests in all of our assets. Several events of default have occurred regarding all of the secured convertible notes, including failure to increase the number of shares of authorized common stock, failure to have a sufficient number of shares reserved for issuance upon conversion of the secured convertible notes and warrants, and failure to have an effective registration statement for the shares underlying secured convertible the notes and warrants. As a result of these defaults, we are obligated to pay the note holders the principal amount of the notes together with interest and certain other amounts. We do not have the capital resources to pay the amounts required under these agreements. The secured convertible note holders have informed us that they do not intend to take any action at this time due to the default. We do not, however, have any legally binding commitment from the note holders to waive the default provision of the debenture. These events of default, taken as a whole, are reasonably likely to have a material impact on our short-term and long-term liquidity. The investors have been willing in the past to provide us with capital as needed to sustain our day-to-day operations and to forego enforcing default provisions, however, no assurance can be given that they will provide such capital in the future or continue to forego enforcing default provisions, which they are under no obligation to do so. In the event that we need additional capital in the future for our day-to-day operations, and the investors do not provide such funds, we will have to seek capital from new investors. As a result of these events of default and that all of our assets are secured by the current investors, it is highly unlikely that we would be able to obtain additional capital from other investors. If we are unable to obtain additional capital, we would likely be required to curtail or cease our operations. As all of our assets are secured by our existing lendors, of which we are currently in default, we do not anticipate filing for bankruptcy protection, as all of our assets would be transferred to our lendors pursuant to our existing security agreements.

Since our inception, we have been seeking additional third-party funding. During such time, we have retained a number of different investment banking firms to assist us in locating available funding; however, we have not yet been successful in obtaining any of the long-term funding needed to make us into a commercially viable entity. Although we are continuing with our efforts to obtain funding to maintain our operations, we cannot assure you that we will be successful or that any funding we receive will be received timely or on commercially reasonable terms. Due to our working capital deficiency, and if we do not receive adequate financing, we will be unable to pay our vendors, lenders and other creditors if we cease our operations, since the net realizable value of our non-current assets will not generate adequate cash. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

Until such time, if at all, as we receive adequate funding, we intend to continue to defer payment of all of our obligations which are capable of being deferred, which actions have resulted in some vendors demanding cash payment for their goods and services in advance, and other vendors refusing to continue to do business with us. In the event that we are successful in obtaining third-party funding, we do not expect to generate a positive cash flow from our operations for at least several years, if at all, due to anticipated expenditures for research and development activities, administrative and marketing activities, and working capital requirements and expect to continue to attempt to raise further capital through one or more further private placements.

Product Research and Development

We do not anticipate performing research and development for any products during the next twelve months.

Acquisition or Disposition of Plant and Equipment

We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in our day-to-day operations. We believe we have sufficient resources available to meet these acquisition needs.

Number of Employees

From our inception through the period ended September 30, 2005, we have relied on the services of outside consultants for services and have had only three employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. These positions include a President, CFO, EVP of Operations and a Senior Sales and Marketing executive. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

As we continue to expand, we will incur additional cost for personnel. This projected increase in personnel is dependent upon our generating revenues and obtaining sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

BUSINESS

OVERVIEW

We are a development stage company engaged in the film financing and television series production business. Our business plan was modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing. Our management has over 20 years of experience in financing, marketing and merchandising in the movie, music, and corporate industry.

Organizational/Historical Background

In September of 1999, we changed our business model from a shoe manufacturing and distributing company to an entertainment company focusing on the nostalgic sports broadcasting business. On December 17, 1999, we amended our Articles of Incorporation to change our name to Cavalcade of Sports Media, Inc., and on December 22, 1999, Cavalcade of Sports Network, Inc., a New York corporation, was merged with and into the Company, leaving Cavalcade of Sports Media, Inc., the Nevada corporation, as the survivor.

On September 19, 2003, we completed a plan and agreement of reorganization with Pacificap Entertainment Holdings, Inc., a privately-held company organized under the laws of the State of California with no significant assets or operations.

Pursuant to the reorganization plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of our common stock.

After the merger took effect, the President of the dissolved Pacificap Entertainment, Inc., Michael Riley, joined the Board of Directors. As a result of the transaction, our control changed, we changed our name to Pacificap Entertainment Holdings, Inc. from Cavalcade of Sports Media, Inc.

Recent Transaction

On December 22, 2005, we entered into an agreement with Collectible Concepts Group, Inc., pursuant to which we agreed to sell our library of nostalgic sporting events, vintage cartoons and classic films to Collectible Concepts Group. The closing of the transaction was contingent upon the cateloguing of the library, which was completed on January 20, 2006, at which time the transaction closed. Pursuant to the agreement, we will receive $50,000 within 90 days of December 22, 2005 and received a promissory note for $200,000. The note accrues interest at the rate of six percent per annum and is becomes due on December 15, 2010.

New Business Plan

We are now following the business plan adopted by Pacificap, which had developed a structured approach that evolved from altering the risk profile of investing in movies, while participating in the equity profit of the film by participating in the following ways:

- Leveraging film-financing funding;

- Aligning with strategic content providers;

- Acting as a merchant bank from the risk profile in the production of films;

- Developing continued cash flow from production fees, licensing fees, marketing, and merchandising; and

- Participating in the equity profit of each film without deploying corporate capital.

By employing a securitized and cross-collateralized capital structure used by the major film studios, our business plan will attempt to mitigate the risks normally associated with independent filmmaking. By producing commercially-driven yet uncompromising entertainment, we hope our business model will also be a vehicle capable of generating returns for investors. We will be responsible for funding owning and exploiting the intellectual property that will be created from each individual project.

FILM FINANCE

Traditional Film Finance

In the past, the most common methods of motion picture financing have been “equity pre-sale”, “rights pre-sale”, “studio output”, and “first look” arrangements.

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In an “equity pre-sale” deal, for example, a producer circles investors prior to the making of a film and equity investors pay all costs. P&A (distribution) expenses are usually financed by the distributor, but are recouped in fist position pushing all risk to the investors.

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In a “rights pre-sale” deal, a producer offers the film to foreign (usually) or other distributors who agree to purchase some of the distribution rights upon completion of the film. If approximately 1.3 to 1.5 times the cost of the film can be pre-sold, a production lender loans the funds to produce the picture, subject to the credit-worthiness of the obligated distributors.

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In a “studio-output” (financing) deal, the owner of a script enters an agreement with a studio that likes the concept. The studio manages production, funds production and, almost always retains all proceeds generated from the film. The script owner can often receive a moderate fee and a “net” profit participation typically around 5%. This net profit participation, after allocation of studio overhead, is rarely, if ever, paid.

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In a “first look” (financing) deal, a studio enters into a contract relationship with a filmmaker or star agreeing to pay overhead and development expenses in exchange for a priority position to produce and distribute that person’s films. If the studio rejects a project, the filmmaker or star may present the project to other studios.

Over the last decade, however, a new trend has developed in Hollywood: Studios are mitigating the capital-intensive nature of filmmaking by co-financing and co-producing movies with others as well as distributing portfolios of movies financed by third parties.

The New World of Co-Financing

Since the mid-1990s, virtually every major studio has mitigated financial exposure by splitting ownership of film portfolios with partners. Sharing ownership of films both reduces the impact of box-office failures on a studio and lessens the capital burden induced by the mega-budget films towards which studios have trended.

In a co-financing deal for a portfolio of movies, a studio distributes the entire slate of films in exchange for a distribution fee (usually 10-15%) and a participation in the profits equal to their financing contribution to the film budgets. For example, according to publicly available information, Warner Bros. relies on partners such as Australia-based Village Roadshow Pictures Ltd. for about a third of its annual 25-film schedule; the studio fills another third by distributing pictures financed by others. These partners have revealed that under this arrangement, Warner Bros. and Village Roadshow share all production and marketing costs on movies they jointly finance, and split all profits, after the studio takes a distribution fee. Warner Bros. recently agreed to extend and expand its deal with Village Roadshow for an additional 40 films.

Sony Pictures Entertainment receives half of its feature-film output from Revolution Studios. A selection of other production companies with co-finance studio output arrangements includes Beacon, Spyglass, Lakeshore, Regency and Morgan Creek. Most of these co-finance companies have assembled foreign pre-sales, while relaying on the major studies for domestic distribution. Others, such as Gaylord Films and the Anshutz Entertainment Companies, Crusader and Walden Media, depend upon the production company principal owner matching funds with the studio.

Under our co-financing arrangement, we and the distributing studio will each finance 50% of the production and marketing costs, and will split the related profits (after the pre-arranged distribution fees, third-party fees and distribution expenses). The studio will both share risk with investors and will provide guidance to the project on elements critical to globally-released films. Investors will therefore benefit from an extensive alignment of interest between the project and the studio/distributor.

PORTFOLIO

While the average return of a motion picture is close to 12%, the standard deviation of returns is high; therefore, the likelihood of a single film achieving this average return is quite low. This means that the risk-adjusted return on single films is too low to adequately compensate equity investors.

With our business model, however, assets will be pooled to create a portfolio of feature-quality, widely-released, completion-bonded and globally-distributed films, designed to eliminate the risks associated with a single film project. Modeling and analysis of historical performance suggest that a “portfolio” effect tends to be achieved when 14 or more pictures are produced and distributed over a five- to six-year period. When a portfolio of 20 pictures can be distributed over this period, the likelihood of the transaction repaying its senior debt is greater than 99% and the probability of generating positive returns to equity investors is over 90%. Furthermore, in simulation models using randomly selected historical film performance, this structure generates returns for investors which can exceed 50%; given the leveraged structure, the actual returns can be even higher. This means that, even in the case where a portfolio of films is randomly selected from actual historical data, the structure mitigates the equity investors’ exposure to single-film risk without significantly mitigating the opportunity for strong gains.

DISTRIBUTION

The actual results from past films suggest that a movie that is widely distributed tends to recoup most of its costs, even if the quality and commercial appeal of the movie turn out to be below average. Conversely, a “good” film can fail to generate acceptable receipts if it is not adequately distributed.

A securitized film structure like this Project require that each film be “widely released” on a global basis. While there tend to be many variables in the final terms of such a distribution arrangement, a wide release typically means that each film is theatrically released in the U.S. and Canada (the “Domestic” market) on 1,500 or more screens and on a similar number of screens within a reasonably short period of time overseas (the “International” market). To ensure complete distribution of the entire portfolio, the lender tends to require that the distribution partner maintain an investment-grade credit rating - the senior unsecured debt rating of the entity or its parent company must be BBB - SS&P)/Baa3 (Moody’s) or higher. The film distributors that meet this qualification and thus that are eligible candidates for the Project’s distribution partner(s) are Fox, Disney, Sony, Paramount, Warner, and Universal. This correspondingly protects the equity investors with the increased certainty that the films will continue to be distributed throughout the life of the project.

TRANSACTION COSTS

The costs of assembling the multitude of transactions necessary to raise capital and/or pre-sell the rights to a single movie as distinct from a portfolio are prohibitively large. When added to the cost of the multiple transactions involved in any motion picture production effort - script acquisitions and revision, corporate infrastructure, legal, financial tracking and reporting, etc., the transaction costs tend to materially reduce the returns to equity investors. Our business model mitigates these risks by spreading many such costs over many movies thereby dramatically reducing individual film transaction costs.

Another critical risk is the potential for cost overruns, which can most seriously impact return on investment. While our business model initially addresses this risk with a proven management team, each film produced will also have an investment-grade completion bond in order to insure against overruns.

ACCOUNTABILITY

The entertainment industry has a reputation for frequent litigation and obscure accounting. Our business model, however, is designed to operate with full professional transparency, accountability and integrity. The securitized debt structure will require stringent controls and reporting procedures, which protects equity investors and clarifies cash management and reporting. All cash receipts from the distribution of the films in this transaction will be subject to a cash flow allocation arrangement whereby parties to the transaction will receive pre-agreed allocations of cash flows. For the investors this means that: (i) credible non-studio parties will be involved in the accounting and disbursement of cash; (ii) any and all claims to cash that are senior to the investor will be understood at the outset of the transaction; and (iii) all parties will have regular detailed reports of cash flows and the functionality of the deal. We will engage a third-party firm to act an administrator to monitor, account for and administer the cash flow reports. The administrator will, in conjunction with the bank custodial agent, oversee the disbursements of funds to the accounts of the parties to the transaction.

BUSINESS PRACTICE

While written agreements are necessary, the spirit of any agreement is the correct measure of ethics. The business model’s structure includes a team of professionals with complementary skills who also have the demonstrated maturity in their convictions to fully embrace and enforce the principles upon which this business model is being founded. The project’s management and oversight board will not only honor all contractual arrangements but also ultimately adhere to a standard that demands the utmost in business ethics and morality and that embraces a system of checks and balances.

CURRENT PROJECTS

Americal Cannibal

We have recently completed filming of our first movie, entitled, “American Cannibal: The Road to Reality.” The film is a documentary that follows the creation and filming of a reality television show called American Cannibal. Two aspiring TV writer-producers were hired to create a brutal all-or-nothing reality show. The entire process was documented and filmed to the end, when a contestant was critically injured and production was forced to shut down. “American Cannibal” provides full access to behind-the-scenes action and interviews with several reality TV veterans.

We are attempting to sell licensing rights for domestic and international theatrical distribution with television/cable/pay-per-view rights to follow. DVD and follow-up material for home video is expected to follow after rights have been sold. We are submitting the documentary to several film festivals, including the Tribeca Film Festival, SXSW, Rotterdam and Cannes, although no assurances can be given that we will be able to showcase our documentary at any of these film festivals.

Rebel Gucci

We own the rights to produce a television reality show surrounding the life of Gemma Gucci, daughter of Paulo and Jenny Gucci, of the Gucci fashion designers. WE, the Women’s Entertainment cable channel, has greenlighted and agreed to show one season of 13 shows (Variety Magazine, November 29, 2005). At this time, we have not begun production of the show as it will cost at least $200,000 per episode to produce. We are currently seeking funding for this project, however, no assurances can be given that we will be able to secure the funding needed on a timely basis, if at all.

The show would follow Gemma, just out of school, as she tries to make a name for herself as a designer in the fashion industry.  Presently residing in London, Gemma recently graduated from Saint Andrews, alongside Prince William. REBEL GUCCI will begin as Gemma breaks free from college and her mom’s side. She will make her way to America, to begin a career as a designer.

It's not exactly the type of design work most people expect from a Gucci; as many of those around her try to persuade Gemma to go the obvious route for a Gucci - Catwalks, Fifth Avenue, Rodeo Drive, Movie Stars and Milan. To the contrary, Gemma's ideal role model is Martha Stewart,. Gemma is coming to New York and L.A. to be the next generation’s Martha Stewart, but first she needs to convince “Uncle Eddie.”

“Uncle Eddie” is not really Gemma's uncle, but a pseudonym for a dominant figure she's known all her life. Eddie is the agent who made household names out of Wolfgang Puck, Ralph Lauren and Gemma's father, Paolo Gucci. Residing in America, Uncle Eddie sees Gemma as the next big couture designer, but it's not for her. Eddie isn't the only intriguing character in Gemma's world; her mother Jenny is an opera singer and a woman who has lived a complex and privileged life. Jenny's been part of lavish lifestyles and will “attempt” to guide Gemma down a path she sees fit for her. But Gemma will have a different opinion.

As episodes of this program roll out, Gemma will get her line of houseware motif together, she will get a backer and a company started, and we will see the struggles, humor and determination of a young woman who has the drive to make a name for herself -- in spite of having one of the most famous names on the planet. Thus the irony of the title, REBEL GUCCI.

EMPLOYEES

At January 1, 2006, we had 2 non-union employees, who are both executives. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 9150 Wilshire Boulevard, Suite 242, Beverly Hills, California 90212. Our telephone number at that office is (310) 246-0090. Beginning in November 2004, the Company leases office space at a rate of $4,502 per month on a four year lease. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us. We maintain a website at www.pacificapentertainment.com. The information contained on that website is not deemed to be a part of this prospectus.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position
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Edward E. Litwak	63	President, Chief Financial Officer, Treasurer and Director
Michael Riley	53	Chairman of the Board of Directors
Robert Stulman	68	Secretary
Donald P. Parson	68	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

Currently, our inside Directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Outside Directors are compensated with shares of Common Stock: 12,000 shares as a “signing bonus” for the agreement to serve, and 1,000 shares for each month of service. Outside Directors also have their expenses in attending meetings reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Edward E. Litwak has been our President since December of 1998 and a director since our incorporation in 1997. Prior to becoming President, Mr. Litwak served as a consultant to the Company, which was previously headed by his daughter, Ms. Karen Prentice. From June 1, 1995 to the present, Mr. Litwak has been President of Satellite Today, a cable network in development. From January 1, 1997 until December 1998, Mr. Litwak also served as the licensing agent for Jennicor, LLC. From March 1, 1994 to June 1, 1995 he was Chairman of Merchandise Entertainment Television Holdings, Inc. From June 1, 1991 to June 30, 1994 he was President of Designers International, Inc. Mr. Litwak also served as Sports Directions Director for a program series entitled the JeanNate Grand Prix. Mr. Litwak attended Cornell University where he majored in business.

Michael Riley became Chairman of the Board in September of 2003. He has worked for over 20 years in banking, corporate finance, and international law. From 2001 to the present, Mr. Riley has served as Chairman of Imperial Credit Industries, Inc. In addition, he was Chairman, until it's sale, of one of Hollywood's largest independent entertainment financing entities, the Lew Horwitz Organization. This led Mr. Riley to establish and develop the current entertainment, financing and marketing corporation of Pacificap Entertainment, Inc. Mr. Riley established Recreational Holdings, the largest consolidation of automotive/marine/recreational retailing in the United States. Mr. Riley also served as Assistant State Attorney for the 17th Judicial Circuit in Florida, special counsel to federal and state law enforcement agencies, and has conducted seminars throughout the United States.

Robert Stulman has been our Secretary since September of 1997. He has been associated with us during our pre-incorporation period, from January 1, 1997 through March of 1999. From 1991 to December 31, 1996 he was Vice President in charge of Importing Footwear for L. J. Global, Inc. in New York City.

Donald P. Parson is a member of our Board of Directors, having joined us on September 19, 2000. For the past six years, beginning in 1994, he has been of counsel to Satterlee Stephens Burke & Burke LLP. Mr. Parson has practiced corporate, financial, business and banking law since 1968. Mr. Parson has previously served as counsel to several brokerage firms and in the formation of four New York and Connecticut chartered banks. He is a director of two mutual funds, Philadelphia Fund, Inc. and Eagle Growth Shares, Inc., and Home Diagnostics, Inc., a medical device company.

Limitation of Liability of Directors

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Company has been the subject of any order, judgment, or decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Company is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Pacificap Entertainment Holdings, Inc. executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish Pacificap Entertainment Holdings, Inc. with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from Company executive officers and directors, the Company believes that during the year ended 2004, the officers and directors filed all of their respective Section 16(a) reports on a timely basis.

Audit Committee

We do not have an Audit Committee, our board of directors during 2004, performed some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, our Board of Directors intend to continually evaluate the need for a Nominating Committee.

Code of Conduct

We have adopted a written code of conduct that governs all of our officers, directors, employees and contractors. The code of conduct relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

Compensation Committee

We currently do not have a compensation committee of the board of directors. Until a formal committee is established, if at all, our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

EXECUTIVE COMPENSATION

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person associated with us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with us or our subsidiaries, or any change in control of our company, or a change in the person’s responsibilities following a change in control of our company.

Executive Compensation

The following table sets forth the cash compensation of our elected executive officers and directors during of the years 2004, 2003 and 2002. The remuneration described in the table represents compensation received from us and does not include the cost to us of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $50,000 or 10% of such officer’s cash compensation.

SUMMARY COMPENSATION TABLE

              ANNUAL COMPENSATION

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen sation ($)	Restricted Stock Awards ($)	Options SARs (#)	LTIP Payouts ($)	All Other Compensation
_____________________________________________________________________________________________________________________________________________
Edward Litwak	2004	140,000	0	0	-	-	-	-
President	2003	40,000	0	0	-	-	-	-
	2002	32,000	0	0	-	-	-	-
_____________________________________________________________________________________________________________________________________________
Michael Riley	2004	140,000	0	0	-	-	-	-
Chairman of the Board	2003	40,000	0	0	-	-	-	-
	2002	0	0	0	-	-	-	-
_____________________________________________________________________________________________________________________________________________

Option/SAR Grants in Last Fiscal Year

None.

Stock Option Plans

None.

Employment Agreements

Ed Litwak

On September 18, 2003, we entered into a three-year employment contract with automatic one-year renewals for an additional year upon reaching certain annual objectives, with Ed Litwak to serve as Interim President and Chief Executive Officer for a period of up to six months or we hire a new President. Upon our hiring of a new President, Mr. Litwak’s position shall be President of our Cavalcade Broadcast Division. The base salary under the agreement is $120,000 per annum, plus benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our President has advanced funds to us for working capital purposes since our inception in July 1997. No formal repayment terms or arrangements exist. The amount of the advances due our President at December 31, 2004 and 2003 were $270,100 and $209,311, respectively, net of cash repayments.

Our Chairman of the Board paid $90,090 of office expenses on our behalf during the year ended December 31, 2003. No formal repayment terms or arrangements exist. We have repaid $85,000 to our Chairman of the Board and the net amount of the advances due at December 31, 2004 and 2003 were $5,090 and $55,090, respectively.

Our principal shareholders paid $40,000 of office expenses on our behalf during the year ended December 31, 2003. No formal repayment terms or arrangements exist. We issued an aggregate of 44,390 shares of our common stock to the shareholders during the year ended December 31, 2003 in exchange for the $40,000 previously incurred debt .

We have no policy regarding entering into transactions with affiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 25, 2006

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

			PERCENTAGE OF CLASS	PERCENTAGE OF CLASS
NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED	PRIOR TO OFFERING(2)	AFTER OFFERING(3)
_______________________________________________________________________________________________________________________________________________________________________________
Edward E. Litwak	Common Stock	1,214,043 (4)	1.36%	*
12868 Via Latina
Del Mar, California 92014

Michael Riley	Common Stock	4,000,000 (5)	4.47%	1.37%
12868 Via Latina
Del Mar, California 92014

Robert Stulman 12868 Via Latina	Common Stock	40,000 *	*	*
Del Mar, California 92014

Donald P. Parson	Common Stock	12,500	*	*
12868 Via Latina
Del Mar, California 92014

All Officers and Directors	Common Stock	5,266,543 (4)(5)	5.88%	1.78%
As a Group (4 persons)
________________________________________

Clinton Hall, LLC	Common Stock	3,000,000	3.35%	1.02%
161 Store Ridge Court
East Aurora, New York 14052

Bill Curtis	Common Stock	7,000,000 (6)	7.82%	2.39%
3411 Scottsdale Circle
Naperville, Illinois 60564

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 21, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 89,563,261 shares issued and outstanding on January 25, 2006.

(3) Percentage based on 292,813,261 shares of common stock outstanding, assuming all shares being registered are sold.

(4) Includes 1,188,908 shares held by Karen Prentice. Karen Prentice is the daughter of Edward Litwak, President of the Company, and Edward Litwak may have a beneficial interest in those shares.

(5) Includes 1,000,000 shares held by Kaitlin Riley and 1,000,000 shares held by Conor Riley. Kaitlin and Conor Riley are the children of Michael Riley, Chairman of the Board of Directors of the Company, and Michael Riley may have a beneficial interest in those shares.

(6) Includes 1,000,000 shares owned by each of: S-1 Investments, LLC; C.H.I. LLC; Rancho LLC; J. Capital Partners; A. Jackson Trust Company; Sofi, LLC and Kiva, LLC, each of which Mr. Curtis has voting control over.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 300,000,000 shares of common stock, par value $.001. As of January 25, 2006, there were 89,563,261 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

We are authorized to issue up to 50,000,000 shares of Preferred Stock, par value $.001. As of January 25, 2006, there were no shares of preferred stock issued and outstanding.

OPTIONS

None.

WARRANTS

In connection with a Securities Purchase Agreement dated June 10, 2004, we issued 2,000,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share. In connection with a Securities Purchase Agreement dated December 17, 2004, we issued 2,800,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In connection with a Securities Purchase Agreement dated September 19, 2005, we issued 450,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In connection with a Securities Purchase Agreement dated January 23, 2006, we issued 180,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share.

CONVERTIBLE SECURITIES

Not including approximately 5,430,000 shares of common stock issuable upon exercise of outstanding warrants, approximately 2,160,719,224 shares of common stock are issuable upon conversion of outstanding promissory notes, which includes 143,988,481 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated June 10, 2004, 1,563,167,027 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated December 17, 2004, 323,974,083 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated September 19, 2005 and 129,589,633 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated January 23, 2006.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004, and amended on August 31, 2005 and January 23, 2006, for the sale of (i) $2,800,000 in secured convertible notes and (ii) warrants to buy 2,800,000 shares of our common stock. We are registering 1,000,000 shares in this offering underlying the secured convertible notes and we are registering 2,800,000 shares underlying the warrants. As of January 25, 2006, $628,761 of the secured convertible notes has been converted and $2,171,239 remains outstanding.

This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $2,800,000 as follows:

•	$1,400,000 was disbursed on December 17, 2004;

•  $900,000 was disbursed on June 1, 2005;

•	$150,000 was disbursed on July 1, 2005;

•	$170,000 was disbursed on August 1, 2005; and

•	$180,000 was disbursed on September 1, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.35; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 19, 2005 and amended on January 23, 2006 for the sale of (i) $450,000 in secured convertible notes and (ii) warrants to buy 450,000 shares of our common stock.

This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on September 19, 2005.

The secured convertible notes bear interest at 10%, mature three from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.02; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 23, 2006 for the sale of (i) $180,000 in secured convertible notes and (ii) warrants to buy 180,000 shares of our common stock.

This prospectus does not relate to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on January 23, 2006.

The secured convertible notes bear interest at 10%, mature three from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.02; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders are “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations under such acts. As such, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

_______________________________________________________________________________________________________________________________________________________________________________
Name	Total Shares of Common Stock Issuable Upon Conversion of Notes and or Warrants*	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included In Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (4)	Percentage of Common Stock Owned After Offering (4)
_______________________________________________________________________________________________________________________________________________________________________________
AJW Offshore, Ltd (3)	874,683,381	90.71%	Up to 94,044,571 shares of common stock	4,614,721 (2)	4.99%	--	--
_______________________________________________________________________________________________________________________________________________________________________________
AJW Qualified Partners, LLC (3)	705,371,659	88.73%	Up to 75,839,286 shares of common stock	4,614,721 (2)	4.99%	--	--
_______________________________________________________________________________________________________________________________________________________________________________
AJW Partners, LLC (3)	274,474,793	75.40%	Up to 29,510,500 shares of common stock	4,614,721 (2)	4.99%	--	--
_______________________________________________________________________________________________________________________________________________________________________________
New Millennium Capital Partners II, LLC (3)	35,861,278	28.59%	Up to 3,855,643 shares of common stock	4,614,721 (2)	4.99%	--	--

* This column represents an estimated number based on a conversion price as of a recent date of January 26, 2006 of $.001389, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on January 26, 2006, the conversion price would have been $.001389.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES

December 2004 Securities Purchase Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004, and amended on August 31, 2005, for the sale of (i) $2,800,000 in secured convertible notes and (ii) warrants to buy 2,800,000 shares of our common stock. As of January 25, 2006, $628,761 of the secured convertible notes has been converted and $2,171,239 remains outstanding.

The investors provided us with an aggregate of $2,800,000 as follows:

•	$1,400,000 was disbursed on December 17, 2004;

• $900,000 was disbursed on June 1, 2005;

•	$150,000 was disbursed on July 1, 2005;

•	$170,000 was disbursed on August 1, 2005; and

•	$180,000 was disbursed on September 1, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.35; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $180,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;
•	Do not issue shares of common stock upon receipt of a conversion notice;
•	Fail to file a registration statement within 45 days after December 17, 2004 or fail to have the registration statement effective within 120 days after December 17, 2004;
•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

•
To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

•
To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 17, 2004.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

September 2005 Securities Purchase Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 19, 2005 and amended on January 23, 2006 for the sale of (i) $450,000 in secured convertible notes and (ii) warrants to buy 450,000 shares of our common stock. The investors provided us with $450,000 on September 19, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.02; or
•	30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from September 19, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;
•	Do not issue shares of common stock upon receipt of a conversion notice;
•	Fail to file a registration statement within 30 days after receipt of a written demand or fail to have the registration statement effective within 120 days after receipt of a written demand;
•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

•
To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

•
To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated September 19, 2005.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

A complete copy of the December 2004 and September 2005 Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,621,239 of secured convertible notes issued and outstanding on January 26, 2006, at a conversion price of $0.001389, the number of shares issuable upon conversion would be:

$2,621,239/$0.001389 = 1,887,141,109 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of January 25, 2006 of $0.005.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 70%	Issuable	Stock

25%	$.00375	$.001125	2,329,990,223	96.30%
50%	$.0025	$.00075	3,494,985,334	97.50%
75%	$.00125	$.000375	6,989,970,667	98.73%

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Pacificap Entertainment Holdings, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

PACIFICAP ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

For the Years Ended December 31, 2004 and December 31, 2003

Page No.
Report of Registered Independent Certified Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2004 and 2003	F-2

Consolidated Statements of Losses for the years ended December 31, 2004 and 2003, and for the period July 29, 1997 (date of inception) to December 31, 2004	F-3

Consolidated Statements of Deficiency in Stockholders’ Equity for the years ended December 31, 2004 and 2003, and for the period July 29, 1997 (date of inception) to December 31, 2004	F-4 - F-9

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003, and for the period July 29, 1997 (date of inception) to December 31, 2004	F-10 - F-13

Notes to Consolidated Financial Statements	F-14 - F-32

For the Three and Nine Months Ended September 30, 2005 and September 30, 2004 (Unaudited)

Page No.
Condensed Consolidated Balance Sheets: September 30, 2005 and December 31, 2004	F-33

Condensed Consolidated Statements of Losses: Three and Nine Months Ended September 30, 2005 and 2004 and for the period July 29, 1997 (date of inception) through September 30, 2005	F-34

Condensed Consolidated Statements of Deficiency in Stockholders’ Equity:
Three and Nine Months Ended September 30, 2005 and 2004 and for the period July 29, 1997 (date of inception) through September 30, 2005
F-35 - F-41

Condensed Consolidated Statements of Cash Flows: Nine Months Ended September 30, 2005 and 2004 and for the period July 29, 1997 (date of inception) through September 30, 2005	F-42 - F-45

Notes to Consolidated Financial Statements	F-46 - F-59

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Pacificap Entertainment Holdings, Inc.
Beverly Hills, California

We have audited the accompanying consolidated balance sheets of Pacificap Entertainment Holdings, Inc. and its wholly-owned subsidiaries (the “Company”), a development stage Company, as of December 31, 2004 and 2003 and the related consolidated statements of losses, deficiency in stockholders’ equity, and cash flows for the years then ended and for the period July 29, 1997 (date of inception) to December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, and from July 29, 1997 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note N to the consolidated financial statements, the Company has suffered recurring losses from operations, is in default under the terms of its debt obligations and has not established a source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note N. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP
Certified Public Accounting Firm
McLean, Virginia
March 31, 2005

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 and 2003

	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$269,715	$1,062
Total current assets	269,715	1,062

Property and equipment:
Office furniture, net of accumulated depreciation of $1,682 and $1,020 at December 31, 2004 and December 31, 2003, respectively	8,799	670

Other assets:
Prepaid interest (Note E)	303,502	-
Financing costs, net of accumulated amortization of $63,637 and $0 at December 31, 2004 and 2003, respectively (Note E)	422,653	-
Restricted Cash (Note M )	235,903	-
Other	4,502	-
Total other assets	966,560	-

Total assets	$1,245,074	$1,732

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses (Note D)	$989,556	$979,137
Other accrued liabilities	380,000	380,000
Notes payable , current portion (Note F)	1,131,165	1,136,165
Advances from related parties (Note I)	275,190	264,401
Other advances	45,000	45,000
Total current liabilities	2,820,911	2,804,703

Notes payable, long-term portion, net of debt discount (Note E)	603,262	-
Commitments and contingencies (Note L)	-	-

(Deficiency in) stockholders' equity:
Preferred stock, par value, $0.001 per share; 50,000,000 shares authorized; none issued and outstanding at December 31, 2004 and 2003 (Note G)	-	-
Common stock, par value, $0.001 per share; 300,000,000 shares authorized; 38,336,501 and 21,818,255 shares issued at December 31, 2004 and 2003, respectively (Note G)	38,337	21,818
Additional paid-in capital	45,788,003	40,557,036
Deficit accumulated during development stage	(48,005,439)	(43,381,825)
Total (deficiency in) stockholders' equity	(2,179,099)	(2,802,971)

Total liabilities and (deficiency in) stockholders' equity	$1,245,074	$1,732

See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF LOSSES

	For the Year ended December 31,		For the Period July 29, 1997 (Date of Inception) to December 31, 2004
	2004	2003
Costs and Expenses:
Selling, general and administrative	$3,112,184	$5,625,850	$13,225,158
Acquisition of Pacificap Entertainment Holdings, Inc. (Note B)	-	29,160,000	29,160,000
Acquisition of Cineports.com, Inc.	-	-	2,248,461
Impairment of film library (Note C)	-	372,304	372,304
Impairment of investment	-	-	62,500
Depreciation	662	340	197,867
Total operating expenses	3,112,846	35,158,494	45,266,290

Loss from operations	(3,112,846)	(35,158,494)	(45,266,290)

Other income (expenses):
Other income	-	-	114,758
Interest (expenses), net	(1,510,768)	(247,347)	(2,285,694)
Total other (expenses)	(1,510,768)	(247,347)	(2,170,936)

Loss from continuing operations, before income taxes and discontinued operations	(4,623,614)	(35,405,841)	(47,437,226)
Provision for income taxes	-	-	-
Loss from continuing operations, before discontinued operations	(4,623,614)	(35,405,841)	(47,437,226)
Loss from discontinued operations	-	-	(352,905)
Income (loss) on disposal of discontinued operations, net	-	-	78,974

Net (loss)	$(4,623,614)	$(35,405,841)	$(47,711,157)

Cumulative effect of accounting change	-	-	(294,282)
Net loss applicable to common shares	$(4,623,614)	$(35,405,841)	$(48,005,439)

Loss per common share (basic and assuming dilution) (Note J)	$(0.18)	$(11.49)	$(10.94)
Continuing operations	$(0.18)	$(11.49)	$(10.38)
Discontinued operations	$-	$-	$(0.08)
Weighted average shares outstanding	26,130,548	3,081,611	4,386,205

See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Common Stock subscription	Additional Paid in Capital	Deficit Accumulated During Development Stage	Treasury Stock	Total
Shares issued at date of inception (July 29, 1997) to founders in exchange for contribution of organization costs valued at $27.38 per shares, as restated	-	$-	422	$1	$-	$11,552	$-	$-	$11,553
Net Loss	-	-	-	-	-	-	-	-	-
Balance at December 31, 1997	-	$-	422	$1	$-	$11,552	$-	$-	$11,553
Shares issued December 22, 1998 to consultants in exchange for services valued at $.054 per shares	-	-	37,083	37	-	1,965	-	-	2,002
Shares issued December 22, 1998 to President in exchange for debt valued at $.054 per shares	-	-	277,778	278	-	14,722	-	-	15,000
Operating expenses incurred by principal shareholder	-	-	-	-	-	8,925	-	-	8,925
Net loss	-	-	-	-	-	-	(212,773)	-	(212,773)
Balance at December 31, 1998	-	$-	315,283	$316	$-	$37,164	$(212,773)	$-	$(175,293)
Shares issued on April 13, 1999 for cash in connection with private placement at $30.08 per share	-	-	133	-	-	4,000	-	-	4,000
Shares issued on April 13, 1999 to consultants in exchange for services valued at $30.00per share	-	-	6,000	6	-	179,994	-	-	180,000
Shares issued May 28, 1999 in exchange for services valued at $.001 per share	855,000	855	-	-	-	-	-	-	855
Contribution of shares to treasury on September 30, 1999 by principal shareholder	-	-	(94,048)	-	-	94	-	(94)	-
Shares issued on November 12, 1999 for cash in connection with private placement at $3.00 per share	-	-	33,333	33	-	99,967	-	-	100,000
Release of shares held in treasury and acquisition of Cavalcade of Sports Network, Inc on December 16, 1999	-	-	94,048	-	-	282,050	-	94	282,144
Operating expenses incurred by principal shareholder	-	-	-	-	-	6,000	-	-	6,000
Net Loss	-	-	-	-	-	-	(438,045)	-	(438,045)
Balance at December 31, 1999	855,000	$855	354,749	$355	$-	$609,269	$(650,818)	$-	$(40,339)
See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Common Stock Subscription	Additional Paid in Capital	Deficit Accumulated During Development Stage	Treasury Stock	Total
Balance Forward	855,000	$855	354,749	$355	$-	$609,269	$(650,818)	$-	$(40,339)
Shares issued in March 2000 in exchange for debt at $37.50 per share	-	-	2,060	2	-	77,245	-	-	77,247
Shares issued March 28, 2000 in exchange for services at $37.50 per share	-	-	70	-	-	2,625	-	-	2,625
Shares issued April 27, 2000 in exchange for services at $37.50 per share	-	-	250	-	-	9,375	-	-	9,375
Shares issued May 8, 2000 in exchange for services at $37.50 per share	-	-	417	1	-	15,624	-	-	15,625
Shares issued May 17, 2000 in exchange for services at 37.50 per share	-	-	833	1	-	31,249	-	-	31,250
Shares issued June 2000 in exchange for debt at $37.59 per share	-	-	133	-	-	5,000	-	-	5,000
Shares issued June 2000 in exchange for services at $37.46 per share	-	-	589	1	-	22,082	-	-	22,083
Shares issued July 25, 2000 in exchange for debt at $37.88 per share	-	-	33	-	-	1,250	-	-	1,250
Shares issued August 2000, in exchange for services at $37.50 per share	-	-	2,167	2	-	81,248	-	-	81,250
Conversion of preferred stock on September 18, 2000	(855,000)	(855)	-	-	-	-	-	-	(855)
Shares issued October 13, 2000, in exchange for services at $37.86 per share	-	-	35	-	-	1,325	-	-	1,325
Shares issued October 30, 2000 in exchange for services at $37.48 per share	-	-	667	1	-	24,999	-	-	25,000
Shares issued November 9, 2000 in exchange for services at $37.65 per share	-	-	83	-	-	3,125	-	-	3,125
Shares issued December 1, 2000 in exchange for services at $36.76 per share	-	-	17	-	-	625	-	-	625
Operating expenses incurred by principal shareholder	-	-	-	-	-	6,000	-	-	6,000
Net Loss	-	-	-	-	-	-	(856,968)	-	(856,968)
Balance at December 31, 2000	-	$-	362,103	$363	$-	$891,041	$(1,507,786)	$-	$(616,382)
See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Common Stock Subscription	Additional Paid in Capital	Deficit Accumulated During Development Stage	Treasury Stock	Total
Balance Forward	-	$-	362,103	$363	$-	$891,041	$(1,507,786)	$-	$(616,382)
Shares issued in January 2001, in exchange for services at $37.50 per share	-	-	6,667	7	-	249,993	-	-	250,000
Shares issued in April 2001, in exchange for services at $37.50 per share	-	-	4,000	4	-	149,996	-	-	150,000
Shares issued in April 2001, in exchange for advances from officers at $37.50 per share	-	-	3,333	3	-	124,997			125,000
Shares issued in 2001, in exchange for services at $37.50 per share	-	-	2,500	3	-	93,747	-	-	93,750
Shares issued in 2001, in exchange for services at $37.50 per share	-	-	1,000	1	-	37,499	-	-	37,500
Fractional shares	-	-	(5)	-	-	-	-	-	-
Shares canceled in November 2001, for services that were not performed and shares were previously issued in October 2001	-	-	(667)	(1)	-	(24,999)	-	-	(25,000)
Shares issued in December 2001, to board of directors members for services at 37.50 per share	-	-	2,100	2	-	78,748	-	-	78,750
Operating expenses incurred by principal shareholder	-	-	-	-	-	6,000	-	-	6,000
Net loss	-	-	-	-	-	-	(1,257,584)	-	(1,257,584)
Balance at December 31, 2001	-	$-	381,031	$382	$-	$1,607,022	$(2,765,370)	$-	$(1,157,966)

See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
See accompanying notes to consolidated financial statements
	Preferred Shares	Share Amount	Common Shares	Share Amount	Additional Paid in Capital	Deficit Accumulated during Development Stage	Treasury Stock	Total
Balance Forward	-	$-	381,031	$382	$1,607,022	$(2,765,370)	$-	$(1,157,966)
Shares issued in January 2002, in exchange for investment at $37.50 per share	-	-	1,667	2	62,498	-	-	62,500
Shares issued in March 2002, in exchange for services at $37.50 per share	-	-	8,333	8	312,492	-	-	312,500
Shares issued in June 2002, in exchange for services at approximately $40.15 per share	-	-	18,890	19	758,356	-	-	758,375
Shares issued in June 2002, in exchange for debts at $37.50 per share	-	-	2,667	2	99,998	-	-	100,000
Shares issued in July 2002, in exchange for services at $10.84 per share	-	-	717	1	7,769	-	-	7,770
Shares issued in July 2002, in connection with acquisition of Cineports.com, Inc. at approximately $7.50 per share (Note B)	-	-	159,653	160	1,197,237	-	-	1,197,397
Shares issued in August 2002, in exchange for services at approximately $10.84 per share	-	-	2,133	2	23,127	-	-	23,129
Shares issued in September 2002, in exchange for services at approximately $10.84 per share	-	-	10,000	10	108,410	-	-	108,420
Shares issued in October 2002, in exchange for services at approximately $11.69 per share	-	-	4,000	4	46,736	-	-	46,740
Shares issued in October 2002 for cash in connection with private placement at $6.94 per share	-	-	18,018	18	124,982	-	-	125,000
Shares issued in October 2002, in exchange for interest at approximately $11.68 per share	-	-	507	-	5,920	-	-	5,920
Shares issued in November 2002, in exchange for services at approximately $8.70 per share	-	-	1,667	2	14,498	-	-	14,500
Shares issued in November 2002 for cash in connection with private placement at $10.20 per share	-	-	1,000	1	10,199	-	-	10,200
Shares issued in November 2002 for cash in connection with private placement at $7.50 per share	-	-	4,000	4	29,996	-	-	30,000
Shares issued in November 2002, in exchange for debts at $37.49 per share	-	-	867	1	32,499	-	-	32,500
Shares issued in November 2002, in exchange for interest at $37.56 per share	-	-	217	-	8,150	-	-	8,150
Shares issued in December 2002, in exchange for services at approximately $12.26 per share	-	-	9,333	9	114,371	-	-	114,380
Warrants issued in connection with acquisition of Cineports	-	-	-	-	1,051,065	-	-	1,051,065
Options issued in exchange for services rendered	-	-	-	-	661,365	-	-	661,365
Net loss	-	-	-	-	-	(5,210,614)	-	(5,210,614)
Balance at December 31, 2002	-	$-	624,700	$625	$6,276,690	$(7,975,984)	$-	$(1,698,669)

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
	Preferred Shares	Share Amount	Common Shares	Share Amount	Additional Paid in Capital	Deficit Accumulated during Development Stage	Treasury Stock	Total
Balance forward	-	$-	624,700	$625	$6,276,690	$(7,975,984)	$-	$(1,698,669)
Shares issued in January 2003 in exchange for services at approximately $4.63 per share	-	-	56,300	56	260,434	-	-	260,490
Shares issued in February 2003 in exchange for services at $2.10 per share	-	-	36,683	37	77,000	-	-	77,037
Shares issued in February 2003 for cash in connection with private placement at $1.20 per share	-	-	6,667	6	7,994	-	-	8,000
Shares issued in February 2003 in exchange for services at $1.50 per share	-	-	6,667	6	9,994	-	-	10,000
Shares issued in April, 2003 in exchange for services at $.90 per share	-	-	14,000	14	12,586	-	-	12,600
Shares issued in April 2003 in exchange for expenses paid by shareholders at $.90 per share	-	-	22,222	22	19,978	-	-	20,000
Shares issued in April 2003 in exchange for financing expenses at $.90 per share	-	-	22,960	23	20,641	-	-	20,664
Shares issued in April 2003 for cash in connection with private placement at $1.20 per share	-	-	4,333	4	4,996	-	-	5,000
Shares issued in May 2003 in exchange for financing expenses at $1.65 per share	-	-	2,591	3	4,272	-	-	4,275
Shares issued in May 2003 in exchange for services at $1.50 per share	-	-	17,667	18	25,882	-	-	25,900
Shares issued in May 2003 for cash in connection with private placement at $.90 per share	-	-	16,667	17	14,983	-	-	15,000
Shares issued in May 2003 in exchange for expenses paid by shareholders at $.90 per share	-	-	22,167	22	19,978	-	-	20,000
Shares issued in July 2003 in exchange for services at $2.10 per share	-	-	13,850	14	29,006	-	-	29,020
Shares issued in July 2003 in exchange for debts at $.70 per share	-	-	14,334	14	9,986	-	-	10,000
Shares issued in July 2003 in exchange for financing expenses at $3.60 per share	-	-	37,487	38	134,915	-	-	134,953
Shares issued in August 2003 in exchange for services at $3.14 per share	-	-	37,667	38	117,762	-	-	117,800
Shares issued in August 2003 in exchange for debts at $.81 per share	-	-	43,667	44	35,456	-	-	35,500
Shares issued in September 2003 in exchange for services at $1.80 per share	-	-	264,916	265	280,085	-	-	280,350
Fractional shares issued in September 2003 due to rounding resulted from reverse stock split	-	-	1,210	1	(1)	-	-	-
Shares issued in October 2003 in exchange for financing expenses at $2.00 per share	-	-	50,000	50	99,950	-	-	100,000
Shares issued in October 2003 in exchange for services at $1.59 per share	-	-	2,405,000	2,405	3,826,895	-	-	3,829,300
Shares issued in November 2003 in exchange for services at $1.18 per share	-	-	43,000	43	50,707	-	-	50,750
Shares issued in November 2003 in exchange for interest expenses at $1.25 per share	-	-	10,000	10	12,490	-	-	12,500
Shares issued in November 2003 in exchange for financing expenses at $1.75 per share	-	-	14,000	14	24,486	-	-	24,500
Shares issued in December 2003 in exchange for services at $1.28 per share	-	-	29,500	29	37,871	-	-	37,900
Shares issued in connection with acquisition of Pacificap (Note B)	-	-	18,000,000	18,000	29,142,000	-	-	29,160,000
Net loss	-	-	-	-	-	(35,405,841)	-	(35,405,841)
Balance at December 31, 2003	-		$21,818,255	$21,818	40,557,036	$(43,381,825)	$-	$(2,802,971)
See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004

	Preferred Shares	Share Amount	Common Shares	Share Amount	Additional Paid in Capital	Deficit Accumulated during Development Stage	Treasury Stock	Total
Balance forward	-		$21,818,255	$21,818	40,557,036	$(43,381,825)	$-	$(2,802,971)
Shares issued in January 2004 in exchange for accrued interest at approximately $1.01 per share	-	-	145,166	145	146,473	-	-	146,617
Shares issued in January 2004 in exchange for services at approximately $1.01 per share			125,000	125	126,125			126,250
Shares issued in February 2004 in exchange for services at $0.66 per share	-	-	537,886	538	325,828	-	-	326,366
Shares issued in February 2004 in exchange for expenses paid by shareholders at $0.66 per share	-	-	150,000	150	127,350	-	-	127,500
Shares issued in March 2004 in exchange for services at $0.52 per share	-	-	293,250	293	151,637	-	-	151,930
Shares issued in April 2004 in exchange for services at approximately $0.40 per share	-	-	615,000	615	243,635	-	-	244,250
Shares issued in May 2004 in exchange for services at approximately $0.25 per share	-	-	770,000	770	194,980	-	-	195,750
Shares issued in May 2004 in exchange for interest expense at approximately $0.30 per share	-	-	10,000	10	2,990	-	-	3,000
Shares issued in July, 2004 in exchange for interest expense at approximately $0.28 per share	-	-	44,275	45	12,354	-	-	12,400
Shares issued in July 2004 in exchange for services at approximately $0.27 per share	-	-	1,388,538	1,389	372,400	-	-	373,789
Shares issued in July 2004 in exchange for convertible notes payable at approximately $0.07 per share	-	-	1,100,000	1,100	75,900	-	-	77,000
Shares issued in August 2004 in exchange for services at approximately $0.02 per share	-	-	250,000	250	4,750	-	-	5,000
Shares issued in September 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	1,100,000	1,100	6,490	-	-	7,590
Shares issued in October 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	1,100,000	1,100	4,950	-	-	6,050
Shares issued in November 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	1,100,000	1,100	4,730	-	-	5,830
Shares issued in December 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	2,200,000	2,200	13,750	-	-	15,950
Shares issued in December 2004 in exchange for services at approximately $0.02 per share	-	-	810,000	810	15,390	-	-	16,200
Shares issued in December 2004 in exchange for interest expense at approximately $0.02 per share	-	-	197,025	197	3,742	-	-	3,939
Shares issued in December 2004 in exchange for acquisition costs at approximately $0.02 per share	-	-	4,582,106	4,582	87,060	-	-	91,642
Beneficial conversion feature of convertible notes payable (Note E)	-	-	-	-	2,817,018	-	-	2,817,018
Value of warrants attached to convertible debentures (Note E)	-	-	-	-	493,415	-	-	493,415
Net loss	-	-	-	-	-	(4,623,614)	-	(4,623,614)
Balance at December 31, 2004	-		$38,336,501	$38,337	45,788,003	$(48,005,439)	$-	$(2,179,099)
See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended December 31,		For the Period July 29, 1997(Date of Inception) to December 31, 2004
	2004	2003
Cash flows from operating activities:
Net loss for the period from continuing operations	$(4,623,614)	$(35,405,841)	$(47,731,508)
Loss from discontinued operations	-	-	(352,905)
Disposal of business segment, net	-	-	78,974
Adjustments to reconcile net losses to net cash (used in) operating activities:
Cumulative effect of accounting change	-	-	294,282
Depreciation	662	340	197,867
Organization and acquisition costs expensed	-	-	11,553
Common stock issued in exchange for services (Note G)	1,439,537	4,731,144	8,527,333
Common stock issued in exchange for previously incurred debt (Note G)	-	-	233,498
Common stock issued in exchange for interest (Note G)	19,336	12,500	45,906
Common stock issued in exchange for expenses paid by shareholders (Note G)	127,500	40,000	192,500
Common stock issued in connections with acquisition of Pacificap (Note G)	-	29,160,000	29,160,000
Common stock issued in connection with acquisition of Battleship VFX, Inc. (Note G)	91,642	-	91,642
Common stock issued in exchange for financing expenses (Note G)	-	284,392	284,392
Common stock issued in connection with acquisition of Cineports (Note G)	-	-	1,197,396
Warrants issued in connection with acquisition of Cineports	-	-	1,051,065
Stock options issued in exchange for services rendered	-	-	661,365
Preferred stock issued in exchange for services (Note G)	-	-	855
Conversion of preferred stock (Note G)	-	-	(855)
Reclassification of notes payable (Note E and F)	15,280	-	15,280
Amortization and write-off of debt discount - beneficial conversion feature of convertible notes payable (Note E)	771,619	-	771,619
Amortization and write-off of debt discount - value of warrants attached to convertible notes payable (Note E)	149,216	-	149,216
Amortization of financing costs (Note E)	63,637	-	63,637
Amortization of prepaid interest (Note E)	96,498	-	96,498
Impairment of film library (Note C)	-	372,304	372,304
Write off of acquired asset	-	-	5,000
Write off of un-collectable other receivable	-	-	30,000
Debt forgiveness from creditors	-	-	(139,992)
Write off of capitalized production costs	-	-	150,273
Write off of other investment previously paid with common stock	-	-	62,500
Expenses paid by principal shareholders	-	90,090	117,015
Changes in:
Prepaid expenses	(4,502)	-	(4,502)
Other receivable	-	-	(30,000)
Accounts payable and accrued expenses, net	157,036	495,980	1,046,586
Net cash (used in) operating activities	(1,696,153)	(219,091)	(3,351,206)
See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For The Year Ended December 31,		For the Period July 29, 1997(Date of Inception) to December 31, 2004
	2004	2003

Cash flows from investing activities:
Acquisition of film library and footage production costs	-	-	(183,080)
Acquisition of office furniture	(8,791)	-	(10,481)
Cash acquired in connection with acquisition	-	-	35,207
Net cash (used in) investing activities	(8,791)	-	(158,354)

Cash flows from financing activities:
Advances from related parties, net of repayments	10,789	34,858	230,602
Other advances, net	-	-	45,000
Proceeds from (repayments of) notes payable	(15,000)	153,000	1,253,665
Proceeds from issuance of long-term convertible debt, net of costs, fees, and restricted cash held in escrow (Notes E and M)	2,277,808	-	2,277,808
Repayments of convertible notes payable (Note E)	(300,000)	-	(300,000)
Proceeds from issuance of common stock	-	28,000	272,200
Net cash provided by financing activities	1,973,597	215,858	3,779,275

Net increase (decrease) in cash and equivalents	268,653	(3,233)	269,715
Cash and cash equivalents at the beginning of the period	1,062	4,295	- -

Cash and cash equivalents at the end of the period	$269,715	$1,062	$269,715

See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For The Year Ended December 31,		For the Period July 29, 1997(Date of Inception) to December 31, 2004
	2004	2003

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$96,807	$-	$96,807
Cash paid during the period for taxes	-	-	-
Common stock issued in exchange for services	1,439,537	4,731,144	8,527,333
Common stock issued in exchange for previously incurred debt	-	-	233,498
Common stock issued in exchange for interest expense	19,336	12,500	45,906
Common stock issued in exchange for accrued interest	146,617	-	146,617
Common stock issued in exchange for expenses paid by shareholders	127,500	40,000	192,500
Common stock issued in connections with acquisition of Pacificap	-	29,160,000	29,160,000
Common stock issued in connection with acquisition of Battleship VFX, Inc.	91,642	-	91,642
Common stock issued in exchange for financing expenses	-	284,392	284,392
Common stock issued in connection with acquisition of Cineports	-	-	1,197,396
Warrants issued in connection with acquisition of Cineports	-	-	1,051,065
Stock options issued in exchange for services rendered	-	-	661,365
Preferred stock issued in exchange for services	-	-	855
Conversion of preferred stock	-	-	(855)
Write off of acquired asset	-	-	5,000
Write off of un-collectable other receivable	-	-	30,000
Debt forgiveness from creditors	-	-	(139,992)
Write off of capitalized production costs	-	-	150,273
Write off of other investment previously paid with common stock	-	-	62,500
Impairment of film library	-	372,304	372,304
Expenses paid by principal shareholders	-	90,090	117,015
Common stock issued in exchange for shareholder advances	-	45,500	45,500
Restricted cash held in escrow	235,903	-	235,903

See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For The Year Ended December 31,		For the Period July 29, 1997(Date of Inception) to December 31, 2004
	2004	2003

Supplemental Disclosures of Cash Flow Information:
Beneficial conversion feature of convertible notes payable	2,907,018	-	2,907,018
Value of warrants attached to convertible notes payable	493,415	-	493,415
Amortization of debt discount - beneficial conversion feature of convertible notes payable	771,619	-	771,619
Amortization of debt discount - value of warrants attached to convertible notes payable	149,216	-	149,216
Capitalized financing costs in connection with issuance of long-term convertible notes payable	486,290	-	486,290
Prepaid interest expense in connection with issuance of long-term convertible notes payable	400,000	-	400,000
Acquisition:
Assets acquired	-	-	379,704
Goodwill	-	-	490,467
Accumulated deficit	-	-	-
Liabilities assumed	-	-	(588,027)
Common stock issued	-	-	(282,144)
Net cash paid for acquisition	$-	$-	$-
Liabilities disposed of in disposition of business, net	$-	$-	$79,374
Net cash received in disposition of business	$-	$-	$-

Acquisition of Pacificap (Note B):
Assets acquired	$-	$-	$-
Liabilities assumed	-	-	-
Acquisition costs	-	29,160,000	29,160,000
Common stock issued	-	(29,160,000)	(29,160,000)
Net cash paid for acquisition	$-	$-	$-

See accompanying notes to consolidated financial statements

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Pacificap Entertainment Holdings, Inc. (the “Company”), formerly Cavalcade of Sports Media, Inc., is in the development stage and its efforts in the past have been principally devoted to developing a sports entertainment business, which will provide 24 hours per day broadcasting from a library of nostalgic sports films and footage to paid subscribers. To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2004, the Company has accumulated losses of $48,005,439.

Change of Control

On September 19, 2003, the Company completed a Plan and Agreement of Reorganization (“Plan”) with Pacificap Entertainment Holdings, Inc., a private-held company organized under the laws of the State of California with no significant assets or operations. Pursuant to the Plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of the Company’s common stock.

As a result of the transaction, the Company’s control changed and the Company’s new management took the following steps to restructure the Company:

•	Changed the Company’s name to Pacificap Entertainment Holdings, Inc. from Cavalcade of Sports Media, Inc.
•
Focused the Company’s efforts on developing a film financing and marketing company modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing (see Note B).

•
The Company’s Board of Directors effected a one for thirty reverse stock split (see Note G).  All references in the consolidated financial statements and notes to financial statements, numbers of shares and share amounts have been restated to reflect the reverse split.

The consolidated financial statements include the accounts of Pacificap Entertainment Holdings, Inc. and its wholly-owned subsidiaries, Cavalcade of Sports Network, Inc, Cineports.com, Inc., Sports Broadcasting Network, Inc. and Ethnic Broadcasting Company, Inc. Significant intercompany transactions and accounts have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 years.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (“SFAS 144”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Net Loss Per Common Share

The Company computes earnings per share under Financial Accounting Standard No. 128, “Earnings Per Share” (“SFAS 128”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2004 and 2003, and for the period from July 29, 1997 (date of inception) to December 31, 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION (“SAB104”), which superceded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), MULTIPLE-DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Advertising

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred no advertising costs during the years ended December 31, 2004 and 2003, and for the period from July 29, 1997 (date of inception) to December 31, 2004.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs”. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no expenditures on research and product development for the year ended December 31, 2004, 2003, and the period from July 29, 1997 (date of inception) to December 31, 2004.

Liquidity

To date the Company has generated no revenues, has incurred expenses, and has sustained losses. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $4,623,614 during the year ended December 31, 2004 and $35,405,841 during the year ended December 31, 2003. The Company’s current liabilities exceeded its current assets by $2,551,196 as of December 31, 2004. For the period from inception through December 31, 2004, the Company has accumulated losses of $48,005,439. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at December 31, 2004 and 2003.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Stock Based Compensation

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS 148”), “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for subsequent period. The Company has no awards of stock-based employee compensation outstanding at December 31, 2004.

Segment Information

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”) establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company’s principal operating segment.

New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

New Accounting Pronouncements (Continued)

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company’s results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

NOTE B - BUSINESS COMBINATIONS

On September 19, 2003, the Company completed a Plan and Agreement of Reorganization (“Plan”) with Pacificap Entertainment Holdings, Inc. (“Pacificap”), a private-held company organized under the laws of the State of California with no significant assets or operations. Pacificap is a film financing and marketing company and is uniquely modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE B - BUSINESS COMBINATIONS (Continued)

Pursuant to the Plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of the Company’s common stock. The Company accounted the shares issued in November 2003 at the fair market value at the date of acquisition. Subsequent to the acquisition, the Company changed its name to Pacificap Entertainment Holdings, Inc.

The following summarizes the acquisition of Pacificap:

Issuance of 18,000,000 shares of common stock	$ 29,160,000
Assets acquired	-
Liabilities assumed	-
Acquisition costs	$ 29,160,000

NOTE C - FILM LIBRARY

The Company’s film library is comprised of nostalgic sports film and footage. Cost principally consists of direct acquisition costs of the films and footage of previously televised programs and events, post-production costs, and production overhead. During the year ended December 31, 2003, the Company management performed an evaluation of its intangible assets for purposes of determining the implied fair value of the assets at December 31, 2003. The test indicated that the recorded remaining book value of its film library exceeded its fair value, as determined by discounted cash flows. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $372,304, net of tax, or $0.12 per share during the year ended December 31, 2003 to reduce the carrying value of the film library to its estimated value of $ 0. Considerable management judgment is necessary to estimate fair value. Accordingly, actual results could vary significantly from managements’ estimates.

NOTE D - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2004 and 2003 are as follows:

	2004	2003
Accrued expenses	$ 160,591	$ 316,820
Accrued interest	828,965	662,317
Total	$ 989,556	$ 979,137

NOTE E - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at December 31, 2004 and 2003 is as follows:

	2004	2003
Convertible notes payable (“Convertible Notes”); interest rate 10% per annum; due two years from the date of the note; noteholder has the option to convert unpaid note principal the Company’s common stock at the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days before but not including conversion date. The Company granted the noteholder a security interest in substantially all of the Company’s assets and intellectual property and registration rights.	$ 1,592,860	$ -

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE E - CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

(Continued)	2004	2003
Debt Discount - beneficial conversion feature, net of accumulated amortization and write-off (upon repayment) of $416,224 and $341,051, respectively, at December 31, 2004.	(937,859)	-

Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization and write-off (upon repayment) of $75,984 and $70,819, respectively, at December 31, 2004.	(158,061)	-
Subtotal	$ 496,940	$ -

Convertible notes payable (“Second Convertible Notes”); interest rate 10% per annum (default interest 15% per annum); due three years from the date of the note; noteholder has the option to convert unpaid note principal the Company’s common stock at the lower of (i) $0.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days before but not including conversion date. The Company granted the noteholder a security interest in substantially all of the Company’s assets and intellectual property and registration rights.
	$ 1,400,000	$ -

Debt Discount - beneficial conversion feature, net of accumulated amortization of $14,343 at December 31, 2004.	(1,107,539)	-

Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $2,411 at December 31, 2004.	(186,139)	-
Subtotal	$ 106,322	$ -
Total	603,262
Less: current portion	-	-
Long term portion	$ 603,262	$ -

Convertible Note

The Company entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the issuance of an aggregate of $2,000,000 of convertible notes (“Convertible Notes”), and attached to the Convertible Notes were warrants to purchase 2,000,000 shares of the Company’s common stock. The Convertible Notes accrues interest at 10% per annum, payable and due two years from the date of the note. The noteholder has the option to convert any unpaid note principal to the Company’s common stock at a rate of the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE E - CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

As of December 31, 2004, the Company issued to the investors Convertible Notes in a total amount of $2,000,000 in exchange for net proceeds of $1,356,565. The proceeds that the Company received was net of prepaid interest of $400,000 calculated at 10% per annum for the aggregate of $2,000,000 of convertible notes for two years, and related fees and costs of $243,435. Prepaid interest and capitalized financing costs were amortized over the maturity period (two years) of the convertible notes.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,695,135 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Note’s maturity period (two years) as interest expense.

In connection with the placement of the Convertible Notes, the Company issued non-detachable warrants granting the holders the right to acquire 2,000,000 shares of the Company’s common stock at $0.24 per share. The warrants expire five years from the issuance. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the value attributable to the warrants in the amount of $304,865 to additional paid-in capital and a discount against the Convertible Note. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.38%, a dividend yield of 0%, and volatility of 74%. The debt discount attributed to the value of the warrants issued is amortized over the Convertible Note’s maturity period (two years) as interest expense.

The Company amortized the Convertible Notes debt discount attributed to the beneficial conversion feature and the value of the attached warrants and recorded non-cash interest expense of $492,208 and $0 for the year ended December 31, 2004 and 2003, respectively. As of December 31, 2004, the Company has repaid to note holders $300,000 of principal amount in cash, and the note holders have agreed to convert a portion of the principal amount into an aggregate of 6,600,000 shares of the Company’s common stock (Note G). The Company valued the common shares issued at $112,420 and has accounted for the conversion of debt, while the noteholders valued the common shares at $107,140. At December 31, 2004, the Company has adjusted the principal amount of the notes payable outstanding based on noteholder’s calculation and has charged to operations the difference of $5,280 as financing expense. In connection with the repayment and conversion of notes payable, the Company wrote off the unamortized debt discount attributed to the beneficial conversion feature and the value of the attached warrants in the amount of $341,051 and $70,819, respectively, as of December 31, 2004.

Second Convertible Note

The Company entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004 for the issuance of an aggregate of $2,800,000 of convertible notes (“Second Convertible Notes”), and attached to the Second Convertible Notes were warrants to purchase 2,800,000 shares of the Company’s common stock. The Second Convertible Notes accrues interest at 10% per annum (15% if the Company is in default under the terms of the note agreement), payable and due three years from the date of the note. The noteholder has the option to convert any unpaid note principal to the Company’s common stock at a rate of the lower of (i) $0.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE E - CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

On December 17, 2004, the Company issued to the investors a Second Convertible Note in the amount of $1,400,000, and the investors are obligated to provide the Company with additional $1,400,000 of cash in exchange for two other convertible promissory notes in the amount of $700,000 each. As of December 31, 2004, the Company issued to the investors Second Convertible Notes in a total amount of $1,400,000 in exchange for proceeds of $1,157,146, net of related fees and costs of $242,854. The proceeds were deposited directly into an escrow account pursuant to an Escrow Agreement the Company agreed with (Note M). Capitalized financing costs were amortized over the maturity period (three years) of the convertible notes. Pursuant to the Securities Purchase Agreement, the Company was required to file a registration statement with the Securities and Exchange Commission within 45 days after closing, which will include the common stock underlying the secured convertible notes and the warrants. As of the date of this report, the registration statement has not been filed.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company recognized an imbedded beneficial conversion feature present in the Second Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,121,883 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Second Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Second Convertible Note’s maturity period (three years) as interest expense.

In connection with the placement of the Second Convertible Notes, the Company issued non-detachable warrants granting the holders the right to acquire 1,400,000 shares of the Company’s common stock at $0.02per share. The warrants expire five years from the issuance. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”), the Company recognized the value attributable to the warrants in the amount of $188,550 to additional paid-in capital and a discount against the Second Convertible Note. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.50%, a dividend yield of 0%, and volatility of 107%. The debt discount attributed to the value of the warrants issued is amortized over the Second Convertible Note’s maturity period (three years) as interest expense.

The Company amortized the Second Convertible Notes debt discount attributed to the beneficial conversion feature and the value of the attached warrants and recorded non-cash interest expense of $16,754 and $0 for the year ended December 31, 2004 and 2003, respectively.

NOTE F - NOTES PAYABLE

Notes payable at December 31, 2004 and 2003 are as follows:

2004	2003
12 % convertible subordinated payable, unsecured and due December 31, 2000; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company’s common stock thirty (30) days following the effectiveness of the registration of the Company’s common stock under the Securities Act of 1933 at a rate of $1.25 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted, or paid in full by December 31, 2000, then interest accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note Agreements. (a)
$ 467,000	$ 457,000

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE F - NOTES PAYABLE (Continued)

12 % convertible subordinated payable, unsecured and due December 31, 2001; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company’s common stock thirty (30) days following the effectiveness of the registration of the Company’s common stock under the Securities Act of 1933 at a rate of $1.25 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted, or paid in full by December 31, 2001, then interest accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note Agreements.
	342,500	342,500
12 % convertible subordinated payable, unsecured and due December 31, 2002; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company’s common stock thirty (30) days following the effectiveness of the registration of the Company’s common stock under the Securities Act of 1933 at a rate of $1.25 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted, or paid in full by December 31, 2002, then interest accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note Agreements.
	31,250	,250
Note payable on demand to accredited investor; interest payable monthly at 18% per annum; unsecured; guaranteed by the Company’s President	52,415	52,415
Note payable on demand to accredited investor; interest payable monthly at 18% per annum; unsecured; guaranteed by the Company’s President	100,000	100,000
Note payable on demand to accredited investor; interest payable monthly at 8% per annum; unsecured	-	153,000
Note payable in monthly installments of interest only at 4% per annum; guaranteed by Company shareholder; maturity date of the loan is July 28, 2005.	13,000	-
Note payable on demand to an investor; interest payable monthly at 10% per annum; unsecured	75,000	-
Note payable on demand to an investor; interest payable monthly at 10% per annum; unsecured	50,000	-
	1,131,165	1,136,165
Less: current portion	(1,131,165)	(1,136,165)
	$ -	$ -

(a) During the year ended December 31, 2004, one of the note holders claimed that the common shares that the noteholder received in prior years in connection with conversion of $10,000 of notes payable had low market value and demanded the Company to issue additional shares. As of December 31, 2004, the Company has not yet resolved the issue with the noteholder and has accounted for the $10,000 of notes payable as notes payable outstanding.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE F - NOTES PAYABLE (Continued)

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of its common stock to note holders in exchange for notes payable and unpaid accrued interest. As of December 31, 2004 and 2003, the conversion of debt to equity has not been completed and the additional numbers of shares to be issued are still to be determined. The Company accounted the 127,038 shares issued to notes holders during the year ended December 31, 2003 as financing expenses at the fair market value of the time the shares were issued. Total financing expenses charged to operations during the year ended December 31, 2003 amounted $284,392. In January 2004, the Company issued an aggregate of 145,166 shares of its common stock to note holders in exchange for accrued interest. The shares were valued at $146,617, which approximately the fair market value at the day the shares were issued (Note G).

NOTE G - CAPITAL STOCK

The Company has authorized 50,000,000 shares if preferred stock, with a par value of $.001 per share. As of December 31, 2004 and 2003, the Company has no preferred stock issued and outstanding. The company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. On September 4, 2003, the Company effected a one one-for-thirty reverse stock split of its authorized and outstanding shares of common stock, $.001 par value. Total authorized shares and par value remain the unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. The Company has 38,336,501 and 21,818,255 shares of common stock issued and outstanding as of December 31, 2004 and 2003, respectively.

The Company’s predecessor was Tren Property Corp., an inactive company with no significant operations incorporated under the laws of the State of Delaware in July 1997. The Company issued 422 shares of common stock to the initial shareholders in exchange for initial organization costs. The stock issued was valued at $11,553, which represents the fair value of the services received.

In April 1998, the shareholders of Tren Property Corp. exchanged all of their outstanding shares on a share for share basis for shares of the common stock of Gemma Global, Inc., an inactive company with no significant operations, organized under the laws of the State of Nevada (“Company”). Tren Property Corp. changed its name to Gemma Global, Inc.

In December 1998, the Company issued 37,083 shares of common stock to non-employees in exchange for legal and financial advisory services rendered to the Company. The stock issued was valued at approximately $2,002 per share, which represents the fair value of the services received, which did not differ materially from the value of the stock issued.

In December 1998, the Company issued 277,778 shares of common stock in exchange for a $15,000 loan payable to the Company’s principal shareholder and Chief Executive Officer.

In March 1999, the Company was renamed Pioneer 2000, Inc. In December 1999 the Company was renamed Cavalcade of Sports Media, Inc.

In April 1999, the Company issued 133 shares of common stock in exchange for $4,000 in connection with a private placement memorandum.

In April 1999, the Company issued 6,000 shares of common stock to a non-employee in exchange for financial advisory services rendered to the Company. The stock issued was valued at $180,000, which represents the fair value of the stock issued, which did not differ materially from the value of the services received.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE G - CAPITAL STOCK (Continued)

In May 1999, the Company authorized and issued a series of 855,000 shares of the Company’s preferred stock as convertible preferred stock (“1999 Global Group Series”) to the Company’s management and advisors who had been unsuccessful in developing the Company’s shoe apparel business segment in exchange for those individuals continuing to devote their services to developing the shoe business segment. The stock issued was valued at approximately $.001 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December 1999, the Company issued 33,333 shares of common stock in exchange for $75,000 and payment of $ 25,000 of Company expenses, in connection with a private placement to accredited investors.

In connection with the acquisition of Cavalcade of Sports Network, Inc. in December 1999, the Company assumed $380,000 of liability representing advances by private investors to Cavalcade of Sports Network, Inc. Subject to the Company registering its common stock, the Company has agreed to offer shares of the Company’s common stock to the investors in exchange for the advances based upon the price per share of the registration.

In September 2000, the holders of the Company's preferred stock elected to convert their shares to common stock of Global Group International, Inc. The Company cancelled all previously issued and outstanding 855,000 shares of the convertible preferred stock.

During the year ended December 31, 2000, the Company issued 2,226 shares of common stock in exchange for debts assumed by the Company in connection with its acquisition of Cavalcade of Sports Network, Inc. The Company valued the shares issued at $83,497, which approximated the fair value of the shares at the dates of issuance.

During the year ended December 31, 2000, the Company issued 5,128 shares of the Company’s common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $192,283, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $192,283 was charged to income during the year ended December 31, 2000.

During the year ended December 31, 2001, the Company issued 15,600 shares of the Company’s common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $585,000, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $585,000 was charged to income during the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 3,333 shares of the Company’s common stock to the President of the Company in exchange for monies advanced to the Company. The Company valued the shares issued at $125,000, which approximated the fair value of the shares at the date of issuance.

In connection with the acquisition of Cineports (see Note B), the Company issued an aggregate of 159,653 shares of the Company’s restricted common stock to Cineports’s shareholders in July 2002. The shares were valued at $1,197,396, which did not differ materially from the fair value of the shares issued during the period the acquisition occurred.

During the year ended December 31, 2002, the Company issued an aggregate of 55,073 shares of common stock to consultants for services in the amount of $1,385,814. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued 3,533 shares of common stock in exchange for $132,500 of previously incurred debt and 724 shares for $14,070 of previously accrued interest. The Company also issued an aggregate of 23,018 shares of common stock in exchange for $165,200 net of costs and fees and 1,667 shares for $62,500 of investment. The Company determined the value of the investment was impaired and recorded an impairment loss of $62,500 during the year ended December 31, 2002.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE G - CAPITAL STOCK (Continued)

In January 2003, the Company issued an aggregate of 56,300 shares of common stock to consultants for services in the amount of $260,490. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In February 2003, the Company issued an aggregate of 43,350 shares of common stock to consultants for services in the amount of $87,037. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 6,667 shares of common stock in exchange for $8,000 net of costs and fees.

In April 2003, the Company issued an aggregate of 14,000 shares of common stock to consultants for services in the amount of $12,600. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 4,333 shares of common stock in exchange for $5,000 net of costs and fees. The Company also issued an aggregate of 22,222 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In May 2003, the Company issued an aggregate of 17,667 shares of common stock to consultants for services in the amount of $25,900. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 16,667 shares of common stock in exchange for $15,000 net of costs and fees. The Company also issued an aggregate of 22,167 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In July 2003, the Company issued an aggregate of 13,850 shares of common stock to consultants for services in the amount of $29,020. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. In addition, the Company issued an aggregate of 14,334 shares of common stock in exchange for $10,000 of previously incurred debt.

In August 2003, the Company issued an aggregate of 37,667 shares of common stock to consultants for services in the amount of $117,800. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. In addition, the Company issued an aggregate of 43,667 shares of common stock in exchange for $35,500 of previously incurred debt.

In September 2003, the Company issued an aggregate of 264,916 shares of common stock to consultants for services in the amount of $280,350. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In October 2003, the Company issued an aggregate of 2,405,000 shares of common stock to consultants for services in the amount of $3,829,300. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In November 2003, the Company issued an aggregate of 43,000 shares of common stock to consultants for services in the amount of $50,750. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. In addition, the Company issued an aggregate of 10,000 shares of common stock in exchange for $12,500 of accrued interest.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE G - CAPITAL STOCK (Continued)

In December 2003, the Company issued an aggregate of 29,500 shares of common stock to consultants for services in the amount of $37,900. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

The Company also issued an aggregate of 18,000,000 shares of its common stock pursuant to a Plan and Agreement of Reorganization (“Plan”) with Pacificap Entertainment Holdings, Inc. (“Pacificap”). The Company accounted the shares issued at the fair market value at the date of acquisition, which approximately $29,160,000. The Company charged the acquisition costs of $29,160,000 to operations for the year ended December 31, 2003 and the Company changed its name to Pacificap Entertainment Holdings, Inc. subsequent to the acquisition (see Note B).

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of common stock to its note holders in exchange for financing expenses of $284,392.

In January 2004, the Company issued an aggregate of 145,166 shares of common stock to its note holders in exchange for $146,617 of accrued interest. The Company also issued an aggregate of 125,000 shares of common stock to consultants in exchange for services in the amount of $126,250. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In February 2004, the Company issued an aggregate of 537,886 shares of common stock to consultants in exchange for services in the amount of $326,366. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company also issued an aggregate of 150,000 to a shareholder in exchange for $127,500 of expenses previously paid by the shareholder on behalf of the Company.

In March 2004, the Company issued an aggregate of 293,250 shares of common stock to consultants in exchange for services in the amount of $151,930. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In April 2004, the Company issued an aggregate of 615,000 shares of common stock to consultants in exchange for services in the amount of $244,250. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In May 2004, the Company issued an aggregate of 770,000 shares of common stock to consultants in exchange for services in the amount of $195,750. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company also issued an aggregate of 10,000 shares of common stock to a noteholder in exchange for interest expense of $3,000.

In July 2004, the Company issued an aggregate of 1,388,538 shares of common stock to consultants in exchange for services in the amount of $373,789. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company also issued an aggregate of 44,275 shares of common stock to a noteholder in exchange for interest expense of $12,400. Additionally, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible notes payable of $77,000 (Note C).

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE G - CAPITAL STOCK (Continued)

In August 2004, the Company issued an aggregate of 250,000 shares of common stock to a consultant in exchange for services in the amount of $5,000. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In September 2004, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible note payable of $7,590.

In October 2004, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible note payable of $6,050.

In November 2004, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible note payable of $5,830.

In December 2004, the Company issued an aggregate of 2,200,000 shares of common stock in exchange for convertible note payable of $15,950. The Company issued an aggregate of 810,000 shares of common stock to a consultant in exchange for services in the amount of $16,200. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company issued an aggregate of 197,025 shares of common stock to in exchange for accrued interset in the amount of $3,939. Additionally, the Company issued an aggregate of 4,582,106 shares of its common stock, valued at $91,642, in connection with an acquisition agreement with Battelship VFX, Inc. (‘Battleship’). The Company acquired no tangile assets and assumed no liabilities of Battleship. The Company also entered into a consulting agreement with Battleship’s sole owner (see Note L). The Company has accounted for the common shares issued as acquisition costs and has charged $91,642 to operations during the year ended December 31, 2004.

NOTE H - STOCK OPTIONS AND WARRANTS

Stock Options

The Company did not grant any stock options during the year ended December 31, 2004 and 2003. All previously granted stock options expired as of December 31, 2004. Transactions involving options issued to consultants are summarized as follows:

	Number of Options	Weighted Average Price Per Share
Outstanding at January 1, 2003	118,333	$35.70
Granted	-	-
Exercised	-	-
Canceled or expired	(101,667)	28.20
Outstanding at December 31, 2003	16,666	81.00
Granted	-	-
Exercised	-	-
Canceled or expired	(16,666)	81.00
Outstanding at December 31, 2004	-	$-

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE H - STOCK OPTIONS AND WARRANTS (Continued)

Warrants

The Company granted an aggregate of 3,400,000 warrants during the year ended December 31, 2004 in connection with issuance of convertible notes payable (Note E). The Company did not grant any compensatory warrants during the year ended December 31, 2004 and 2003. The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock, after giving effect to 1:30 reverse split in common stock in September 2003.

Warrants Outstanding				Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.24	2,000,000	4.52	$ 0.24	2,000,000	$ 0.24
$ 0.02	1,400,000	4.96	0.02	1,400,000	0.02
	3,400,000	4.70	$ 0.15	3,400,000	$ 0.15

Transactions involving warrants issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2003	206,091	$36.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2003	206,091	36.00
Granted	3,400,000	0.15
Exercised	-	-
Canceled or expired	(206,091)	36.00
Outstanding at December 31, 2004	3,400,000	$0.15

NOTE I - RELATED PARTY TRANSACTIONS

The Company’s President has advanced funds to the Company for working capital purposes since the Company’s inception in July 1997. No formal repayment terms or arrangements exist. The amount of the advances due the Company’s President at December 31, 2004 and 2003 were $270,100 and $209,311, respectively, net of cash repayments.

The Company’s Chairman of the Board paid $90,090 of office expenses on behalf of the Company during the year ended December 31, 2003. No formal repayment terms or arrangements exist. The Company has repaid the Chairman of the Board from time to time, and the net amount of the advances due at December 31, 2004 and 2003 was $5,090 an d$55,090, respectively.

The Company’s principal shareholders paid $40,000 of office expenses on behalf of the Company during the year ended December 31, 2003. No formal repayment terms or arrangements exist. The Company issued an aggregate of 44,390 shares of its common stock to the shareholders during the year ended December 31, 2003 in exchange for the $40,000 previously incurred debt (Note G).

During the year ended December 31, 2004, the Company issued an aggregate of 150,000 to a shareholder in exchange for $127,500 of expenses previously paid by the shareholder on behalf of the Company (Note G).

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE J - LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

	2004	2003	For the period July 29, 1997 (Date of Inception) through December 31, 2004
Net income loss available to Common stockholders	$(4,623,614)	$(35,405,841)	$(48,005,439)
Basic and diluted earning (loss) per share	$(0.18)	$(11.49)	$(10.94)
Continuing operations	$(0.18)	$(11.49)	$(10.88)
Discontinued operations	$-	$-	$(0.08)
Weighted average common shares outstanding	26,130,648	3,081,611	4,386,205

Net loss per share is based upon the weighted average of shares of common stock outstanding. In September 2003, a one (1) for thirty (30) reverse stock split of the Company’s common stock was effected (See Note G). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse stock split.

NOTE K - INCOME TAXES

Financial Accounting Standard No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company’s aggregate unused net operating losses approximate $48,000,000 which expire through 2024, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $16,800,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited.

Components of deferred tax assets as of December 31, 2004 are as follows:

Non current:
Net operating loss carryforward	$16,800,000
Valuation allowance	(16,800,000)
Net deferred tax asset	$ -

NOTE L - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company currently leases office space in Beverly Hills, California for its corporate use under a non-cancelable operating lease expiring in November 2008 at rate of $4,502 per month, plus stipulated annual adjustments. Rental expenses charged to operations for the year ended December 31, 2004 and 2003 were $22,102 and $34,615, respectively.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE L - COMMITMENTS AND CONTINGENCIES (Continued)

Commitments for minimum rentals under non-cancelable lease at December 31, 2004 are as follows:

2005	$ 54,024
2006	54,024
2007	54,024
2008	45,020
$ 207,092

Employment and Consulting Agreements

The Company has an employment agreement with the Company’s President and Chief Executive Officer. In addition to salary and benefit provisions, the agreement includes defined commitments should the employee terminate the employment with or without cause. The Company also has consulting agreements with outside contractors, certain of whom are also Company stockholders, directors and officers. The Agreements are generally for a term of one to two years from inception and renewable unless either the Company or Consultant terminates such agreement by written notice.

In connection with the acquisition of certain Battleship assets (see Note G) , the Company is obligated to issue 3,054,737 shares (the “Earn-out Shares”) of the Company’s common stock to the former owner of Battleship, subject to certain terms and conditions.

In addition, the Company has agreed to enter into an employment agreement with the former owner of Battleship. In addition to salary and benefit provisions, the agreement will include defined commitments should the employee terminate the employment with or without cause

Litigation

As described in Note F, the Company is in default under the terms of its Capital Note Agreements. In December 2002, two of the Company’s capital noteholders filed a complaint against the Company in the Supreme Court of the State of New York, Nassau County. In March 2003, the Court granted summary judgment in favor of each noteholder in the amount of $35,774 plus interest at 18% per annum from September 4, 2002. The Court also awarded summary judgment personally against the Company’s President in the amount of $25,000. As of December 31, 2003, the Company has repaid one of the noteholders a total of $18,350 and has recorded all unpaid principal amount of the capital notes and unpaid accrued interest. As of December 31, 2004, the Company has not resolved the issue with the note holders, and has included all unpaid principal amount of the capital notes and unpaid accrued interest in its current liabilities.

On or about September 2004, Fox Law Offices, P.A. obtained a default judgment against the Company in the amount of $182,000. The Company moved to vacate the default judgment, and the parties are briefing on that motion in the Supreme Court of the State of New York, County of New York. The Company believes it has meritorious defenses to the employee’s claims and intends to vigorously defend itself against the claim. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
    DECEMBER 31, 2004 AND 2003

NOTE M - RESTRICTED CASH

Pursuant to the Securities Purchase Agreement and an Escrow Agreement the Company entered into on December 17, 2004 (Note E), the Company agreed to deposit the proceeds from the issuance of the Second Convertible Note into an escrow account, and the Escrow Agent has agreed to receive, hold and pay such funds, upon the terms and subject to the conditions agreed by among the Company, the investors, and the Escrow Agent.

The Escrow Agent shall hold the Escrow Account only in accordance with the terms and conditions of the Escrow Agreement, and the Escrow Agent shall invest the monies in the Escrow Account (“Escrow Amount”) in an interest bearing bank account with, or certificates of deposit or time deposits with, maturities of no more than thirty (30) days issued by, a domestic commercial bank or such other bank or other financial institution as it normally holds such funds. The Escrow Agent shall release the Escrow Amount, or a portion thereof, upon receipt, at any time, of joint written instructions from the Company and the investors directing the manner in which the distribution of the Escrow Amount, or a portion thereof, is to be made; provided, however, that the Escrow Amount shall only be released to the Company for the acquisition of Battleship VFX, Inc. (Note G); provided further than any remaining Escrow Amount subsequent to such acquisition shall be released to the Company for working capital and general corporate purposes. As of December 31, 2004, the Escrow Amount has not been released to the Company and the balance amounted $235,903.

NOTE N - GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2004 and 2003, the Company incurred losses from operations of $4,623,614 and $35,405,841, respectively. In addition, the Company is currently in default under the terms of the Capital Notes and notes payable obligations (see Note F). These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management’s actions will result in profitable operations or the resolution of its liquidity problems.

PACIFICAP ENTERTAINMENT HOLDINGS, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$40,959	$269,715
Total current assets	40,959	269,715

Property and equipment:
Office furniture, net of accumulated depreciation of $5,327 and $1,682 at September 30, 2005 and December 31, 2004, respectively	13,998	8,799

Other assets:
Prepaid interest	195,470	303,502
Financing Costs, net of accumulated amortization and write off of $261,343 and $63,637 at September 30, 2005 and December 31, 2004, respectively	473,947	422,653
Restricted cash	-	235,903
Other	4,502	4,502
Total other assets	673,919	966,560

Total assets	$728,876	$1,245,074

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,304,680	$989,556
Other accrued liabilities	380,000	380,000
Notes payable , current portion	1,118,165	1,131,165
Convertible notes payable, current portion, net of debt discount	1,299,220	-
Advances from related parties	337,959	275,190
Other advances	45,000	45,000
Total current liabilities	4,485,024	2,820,911

Convertible notes payable, long-term portion, net of debt discount	-	603,262

Commitments and contingencies	-	-

(Deficiency in) stockholders' equity:
Preferred stock, par value, $0.001 per share; 50,000,000 shares authorized; none issued and outstanding at September 30, 2005 and December 31, 2004	-	-
Common stock, par value, $0.001 per share; 1,500,000,000 shares and 300,000,000 shares authorized at September 30, 2005 and December 31, 2004, respectively; 88,676,501 and 38,336,501 shares issued at September 30, 2005 and December 31, 2004, respectively	88,677	38,337
Additional paid-in-capital	47,752,252	45,788,003
Deficit accumulated during development stage	(51,597,076)	(48,005,439)
Total (deficiency in) stockholder's equity	(3,756,148)	(2,179,099)
Total liabilities and (deficiency in) stockholder's equity	$728,876	$1,245,074

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
(Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Period July 29, 1997 (Date of Inception) to September 30, 2005
	2005	2004	2005	2004
Costs and Expenses:
Selling, general and administrative	$833,421	$745,490	$1,815,634	$2,412,999	$15,040,792
Acquisition of Pacificap Entertainment Holdings, Inc.	-	-	-	-	29,160,000
Acquisition of Battleship VFX, Inc	-	-	-	-	-
Acquisition of Cineports.com, Inc.	-	-	-	-	2,248,461
Impairment of film library	-	-	-	-	372,304
Impairment of investment	-	-	-	-	62,500
Depreciation	1,306	85	3,645	255	201,512
Total operating expenses	834,727	745,575	1,819,279	2,413,254	47,085,569

Loss from operations	(834,727)	(745,575)	(1,819,279)	(2,413,254)	(47,085,569)

Other income (expenses):
Other income	-	-	-	-	114,758
Interest expenses, net	(674,951)	(418,114)	(1,772,358)	(619,549)	(4,058,051)
Total other expenses	(674,951)	(418,114)	(1,772,358)	(619,549)	(3,943,293)

Loss from continuing operations, before income taxes and discontinued operations	(1,509,678)	(1,163,689)	(3,591,637)	(3,032,803)	(51,028,862)
Provision for income taxes	-	-	-	-	-

Loss from continuing operations, before discontinued operations	(1,509,678)	(1,163,689)	(3,591,637)	(3,032,803)	(51,028,862)
Loss from discontinued operations	-	-	-		(352,905)
Income (loss) on disposal of discontinued operations, net	-	-	-	-	78,973

Net loss	$(1,509,678)	$(1,163,689)	$(3,591,637)	$(3,032,803)	$(51,302,794)

Cumulative effect of accounting change	-	-	-	-	(294,282)

Net loss applicable to common shares	$(1,509,678)	$(1,163,689)	$(3,591,637)	$(3,032,803)	$(51,597,076)

Loss per common share (basic and assuming dilution)	$(0.02)	$(0.04)	$(0.06)	$(0.12)
Continuing operations	$(0.02)	$(0.04)	$(0.06)	$(0.12)
Discontinued operations	$-	$-	$-	$-

Weighted average shares outstanding	87,283,023	26,898,321	61,817,710	24,499,267

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)
	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Treasury Stock	Total
Shares issued at date of inception (July 29, 1997) to founders in exchange for contribution of organization costs valued at $27.38 per shares, as restated	-	$-	422	$1	$11,552	$-	$-	$11,553
Net Loss	-	-	-	-	-	-	-	-
Balance at December 31, 1997	-	$-	422	$1	$11,552	$-	$-	$11,553
Shares issued December 22, 1998 to consultants in exchange for services valued at $.054 per shares	-	-	37,083	37	1,965	-	-	2,002
Shares issued December 22, 1998 to President in exchange for debt valued at $.054 per shares	-	-	277,778	278	14,722	-	-	15,000
Operating expenses incurred by principal shareholder	-	-	-	-	8,925	-	-	8,925
Net loss	-	-	-	-	-	(212,773)	-	(212,773)
Balance at December 31, 1998	-	$-	315,283	$316	$37,164	$(212,773)	$-	$(175,293)
Shares issued on April 13, 1999 for cash in connection with private placement at $30.08 per share	-	-	133	-	4,000	-	-	4,000
Shares issued on April 13, 1999 to consultants in exchange for services valued at $30.00per share	-	-	6,000	6	179,994	-	-	180,000
Shares issued May 28, 1999 in exchange for services valued at $.001 per share	855,000	855	-	-	-	-	-	855
Contribution of shares to treasury on September 30, 1999 by principal shareholder	-	-	(94,048)	-	94	-	(94)	-
Shares issued on November 12, 1999 for cash in connection with private placement at $3.00 per share	-	-	33,333	33	99,967	-	-	100,000
Release of shares held in treasury and acquisition of Cavalcade of Sports Network, Inc on December 16, 1999	-	-	94,048	-	282,050	-	94	282,144
Operating expenses incurred by principal shareholder	-	-	-	-	6,000	-	-	6,000
Net Loss	-	-	-	-	-	(438,045)	-	(438,045)
Balance at December 31, 1999	855,000	$855	354,749	$355	$609,269	$(650,818)	$-	$(40,339)
See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Total
Balance Forward	855,000	$855	354,749	$355	$609,269	$(650,818)	$(40,339)
Shares issued in March 2000 in exchange for debt at $37.50 per share	-	-	2,060	2	77,245	-	77,247
Shares issued March 28, 2000 in exchange for services at $37.50 per share	-	-	70	-	2,625	-	2,625
Shares issued April 27, 2000 in exchange for services at $37.50 per share	-	-	250	-	9,375	-	9,375
Shares issued May 8, 2000 in exchange for services at $37.50 per share	-	-	417	1	15,624	-	15,625
Shares issued May 17, 2000 in exchange for services at 37.50 per share	-	-	833	1	31,249	-	31,250
Shares issued June 2000 in exchange for debt at $37.59 per share	-	-	133	-	5,000	-	5,000
Shares issued June 2000 in exchange for services at $37.46 per share	-	-	589	1	22,082	-	22,083
Shares issued July 25, 2000 in exchange for debt at $37.88 per share	-	-	33	-	1,250	-	1,250
Shares issued August 2000, in exchange for services at $37.50 per share	-	-	2,167	2	81,248	-	81,250
Conversion of preferred stock on September 18, 2000	(855,000)	(855)	-	-	-	-	(855)
Shares issued October 13, 2000, in exchange for services at $37.86 per share	-	-	35	-	1,325	-	1,325
Shares issued October 30, 2000 in exchange for services at $37.48 per share	-	-	667	1	24,999	-	25,000
Shares issued November 9, 2000 in exchange for services at $37.65 per share	-	-	83	-	3,125	-	3,125
Shares issued December 1, 2000 in exchange for services at $36.76 per share	-	-	17	-	625	-	625
Operating expenses incurred by principal shareholder	-	-	-	-	6,000	-	6,000
Net Loss	-	-	-	-	-	(856,968)	(856,968)
Balance at December 31, 2000	-	$-	362,103	$363	$891,041	$(1,507,786)	$(616,382)

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Total
Balance Forward	-	$-	362,103	$363	$891,041	$(1,507,786)	$(616,382)
Shares issued in January 2001, in exchange for services at $37.50 per share	-	-	6,667	7	249,993	-	250,000
Shares issued in April 2001, in exchange for services at $37.50 per share	-	-	4,000	4	149,996	-	150,000
Shares issued in April 2001, in exchange for advances from officers at $37.50 per share	-	-	3,333	3	124,997		125,000
Shares issued in 2001, in exchange for services at $37.50 per share	-	-	2,500	3	93,747	-	93,750
Shares issued in 2001, in exchange for services at $37.50 per share	-	-	1,000	1	37,499	-	37,500
Fractional shares	-	-	(5)	-	-	-	-
Shares canceled in November 2001, for services that were not performed and shares were previously issued in October 2001	-	-	(667)	(1)	(24,999)	-	(25,000)
Shares issued in December 2001, to board of directors members for services at 37.50 per share	-	-	2,100	2	78,748	-	78,750
Operating expenses incurred by principal shareholder	-	-	-	-	6,000	-	6,000
Net loss	-	-	-	-	-	(1,257,584)	(1,257,584)
Balance at December 31, 2001	-	$-	381,031	$382	$1,607,022	$(2,765,370)	$(1,157,966)

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)
	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Total
Balance Forward	-	$-	381,031	$382	$1,607,022	$(2,765,370)	$(1,157,966)
Shares issued in January 2002, in exchange for investment at $37.50 per share	-	-	1,667	2	62,498	-	62,500
Shares issued in March 2002, in exchange for services at $37.50 per share	-	-	8,333	8	312,492	-	312,500
Shares issued in June 2002, in exchange for services at approximately $40.15 per share	-	-	18,890	19	758,356	-	758,375
Shares issued in June 2002, in exchange for debts at $37.50 per share	-	-	2,667	2	99,998	-	100,000
Shares issued in July 2002, in exchange for services at $10.84 per share	-	-	717	1	7,769	-	7,770
Shares issued in July 2002, in connection with acquisition of Cineports.com, Inc. at approximately $7.50 per share	-	-	159,653	160	1,197,237	-	1,197,397
Shares issued in August 2002, in exchange for services at approximately $10.84 per share	-	-	2,133	2	23,127	-	23,129
Shares issued in September 2002, in exchange for services at approximately $10.84 per share	-	-	10,000	10	108,410	-	108,420
Shares issued in October 2002, in exchange for services at approximately $11.69 per share	-	-	4,000	4	46,736	-	46,740
Shares issued in October 2002 for cash in connection with private placement at $6.94 per share	-	-	18,018	18	124,982	-	125,000
Shares issued in October 2002, in exchange for interest at approximately $11.68 per share	-	-	507	-	5,920	-	5,920
Shares issued in November 2002, in exchange for services at approximately $8.70 per share	-	-	1,667	2	14,498	-	14,500
Shares issued in November 2002 for cash in connection with private placement at $10.20 per share	-	-	1,000	1	10,199	-	10,200
Shares issued in November 2002 for cash in connection with private placement at $7.50 per share	-	-	4,000	4	29,996	-	30,000
Shares issued in November 2002, in exchange for debts at $37.49 per share	-	-	867	1	32,499	-	32,500
Shares issued in November 2002, in exchange for interest at $37.56 per share	-	-	217	-	8,150	-	8,150
Shares issued in December 2002, in exchange for services at approximately $12.26 per share	-	-	9,333	9	114,371	-	114,380
Warrants issued in connection with acquisition of Cineports	-	-	-	-	1,051,065	-	1,051,065
Options issued in exchange for services rendered	-	-	-	-	661,365	-	661,365
Net loss	-	-	-	-	-	(5,210,614)	(5,210,614)
Balance at December 31, 2002	-	$-	624,700	$625	$6,276,690	$(7,975,984)	$(1,698,669)
See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)
	Preferred Shares	Share Amount	Common Shares	Share Amount	Additional Paid in Capital	Deficit Accumulated during Development Stage	Total
Balance forward	-	$-	624,700	$625	$6,276,690	$(7,975,984)	$(1,698,669)
Shares issued in January 2003 in exchange for services at approximately $4.63 per share	-	-	56,300	56	260,434	-	260,490
Shares issued in February 2003 in exchange for services at $2.10 per share	-	-	36,683	37	77,000	-	77,037
Shares issued in February 2003 for cash in connection with private placement at $1.20 per share	-	-	6,667	6	7,994	-	8,000
Shares issued in February 2003 in exchange for services at $1.50 per share	-	-	6,667	6	9,994	-	10,000
Shares issued in April, 2003 in exchange for services at $.90 per share	-	-	14,000	14	12,586	-	12,600
Shares issued in April 2003 in exchange for expenses paid by shareholders at $.90 per share	-	-	22,222	22	19,978	-	20,000
Shares issued in April 2003 in exchange for financing expenses at $.90 per share	-	-	22,960	23	20,641	-	20,664
Shares issued in April 2003 for cash in connection with private placement at $1.20 per share	-	-	4,333	4	4,996	-	5,000
Shares issued in May 2003 in exchange for financing expenses at $1.65 per share	-	-	2,591	3	4,272	-	4,275
Shares issued in May 2003 in exchange for services at $1.50 per share	-	-	17,667	18	25,882	-	25,900
Shares issued in May 2003 for cash in connection with private placement at $.90 per share	-	-	16,667	17	14,983	-	15,000
Shares issued in May 2003 in exchange for expenses paid by shareholders at $.90 per share	-	-	22,167	22	19,978	-	20,000
Shares issued in July 2003 in exchange for services at $2.10 per share	-	-	13,850	14	29,006	-	29,020
Shares issued in July 2003 in exchange for debts at $.70 per share	-	-	14,334	14	9,986	-	10,000
Shares issued in July 2003 in exchange for financing expenses at $3.60 per share	-	-	37,487	38	134,915	-	134,953
Shares issued in August 2003 in exchange for services at $3.14 per share	-	-	37,667	38	117,762	-	117,800
Shares issued in August 2003 in exchange for debts at $.81 per share	-	-	43,667	44	35,456	-	35,500
Shares issued in September 2003 in exchange for services at $1.80 per share	-	-	264,916	265	280,085	-	280,350
Fractional shares issued in September 2003 due to rounding resulted from reverse stock split	-	-	1,210	1	(1)	-	-
Shares issued in October 2003 in exchange for financing expenses at $2.00 per share	-	-	50,000	50	99,950	-	100,000
Shares issued in October 2003 in exchange for services at $1.59 per share	-	-	2,405,000	2,405	3,826,895	-	3,829,300
Shares issued in November 2003 in exchange for services at $1.18 per share	-	-	43,000	43	50,707	-	50,750
Shares issued in November 2003 in exchange for interest expenses at $1.25 per share	-	-	10,000	10	12,490	-	12,500
Shares issued in November 2003 in exchange for financing expenses at $1.75 per share	-	-	14,000	14	24,486	-	24,500
Shares issued in December 2003 in exchange for services at $1.28 per share	-	-	29,500	29	37,871	-	37,900
Shares issued in connection with acquisition of Pacificap	-	-	18,000,000	18,000	29,142,000	-	29,160,000
Net loss	-	-	-	-	-	(35,405,841)	(35,405,841)
Balance at December 31, 2003	-		$21,818,255	$21,818	40,557,036	$(43,381,825)	$(2,802,971)
See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)

	Preferred Shares	Share Amount	Common Shares	Share Amount	Additional Paid in Capital	Deficit Accumulated during Development Stage	Total
Balance forward	-		$21,818,255	$21,818	40,557,036	$(43,381,825)	$(2,802,971)
Shares issued in January 2004 in exchange for accrued interest at approximately $1.01 per share	-	-	145,166	145	146,473	-	146,617
Shares issued in January 2004 in exchange for services at approximately $1.01 per share			125,000	125	126,125		126,250
Shares issued in February 2004 in exchange for services at $0.66 per share	-	-	537,886	538	325,828	-	326,366
Shares issued in February 2004 in exchange for expenses paid by shareholders at $0.66 per share	-	-	150,000	150	127,350	-	127,500
Shares issued in March 2004 in exchange for services at $0.52 per share	-	-	293,250	293	151,637	-	151,930
Shares issued in April 2004 in exchange for services at approximately $0.40 per share	-	-	615,000	615	243,635	-	244,250
Shares issued in May 2004 in exchange for services at approximately $0.25 per share	-	-	770,000	770	194,980	-	195,750
Shares issued in May 2004 in exchange for interest expense at approximately $0.30 per share	-	-	10,000	10	2,990	-	3,000
Shares issued in July, 2004 in exchange for interest expense at approximately $0.28 per share	-	-	44,275	45	12,354	-	12,400
Shares issued in July 2004 in exchange for services at approximately $0.27 per share	-	-	1,388,538	1,389	372,400	-	373,789
Shares issued in July 2004 in exchange for convertible notes payable at approximately $0.07 per share	-	-	1,100,000	1,100	75,900	-	77,000
Shares issued in August 2004 in exchange for services at approximately $0.02 per share	-	-	250,000	250	4,750	-	5,000
Shares issued in September 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	1,100,000	1,100	6,490	-	7,590
Shares issued in October 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	1,100,000	1,100	4,950	-	6,050
Shares issued in November 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	1,100,000	1,100	4,730	-	5,830
Shares issued in December 2004 in exchange for convertible notes payable at approximately $0.01 per share	-	-	2,200,000	2,200	13,750	-	15,950
Shares issued in December 2004 in exchange for services at approximately $0.02 per share	-	-	810,000	810	15,390	-	16,200
Shares issued in December 2004 in exchange for interest expense at approximately $0.02 per share	-	-	197,025	197	3,742	-	3,939
Shares issued in December 2004 in exchange for acquisition costs at approximately $0.02 per share	-	-	4,582,106	4,582	87,060	-	91,642
Beneficial conversion feature of convertible notes payable (Note B)	-	-	-	-	2,817,018	-	2,817,018
Value of warrants attached to convertible debentures (Note B)	-	-	-	-	493,415	-	493,415
Net loss	-	-	-	-	-	(4,623,614)	(4,623,614)
Balance at December 31, 2004	-		$38,336,501	$38,337	45,788,003	$(48,005,439)	$(2,179,099)
See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS’ EQUITY (Continued)
FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005 (Unaudited)

	Preferred Shares	Share Amount	Common Shares	Share Amount	Common Stock Subscription	Additional Paid-in Capital	Deficit Accumulated during Development Stage	Treasury Stock	Total
Balance forward	-	-	38,336,501	$38,337	-	$45,788,003	$(48,005,439)	-	$(2,179,099)
Shares issued in January, 2005 as payment towards convertible debentures (Note B)	-	-	2,200,000	2,200	-	9,900	-	-	12,100
Shares issued in February, 2005 as payment towards convertible debentures (Note B)	-	-	3,300,000	3,300	-	13,200	-	-	16,500
Shares issued in March, 2005 in exchange for services at approximately $0.01 per share	-	-	340,000	340	-	3,060	-	-	3,400
Shares issued in March, 2005 as payment towards convertible debentures (Note B)	-	-	2,200,000	2,200	-	7,700	-	-	9,900
Shares issued in April, 2005 as payment towards convertible debentures (Note B)	-	-	1,900,000	1,900	-	3,420	-	-	5,320
Shares issued in May, 2005 as payment towards convertible debentures (Note B)	-	-	10,000,000	10,000	-	1,600	-	-	11,600
Shares issued in June, 2005 as payment towards convertible debentures (Note B)	-	-	19,500,000	19,500	-	(7,692)	-	-	11,808
Shares issued in July 2005 as payment towards convertible debentures (Note B)	-	-	10,900,000	10,900	-	(6,507)	-		4,393
Beneficial conversion feature of convertible notes payable (Note B)	-	-	-	-	-	1,740,650	-	-	1,740,650
Value of warrants attached to convertible debentures (Note B)	-	-	-	-	-	198,917	-	-	198,917
Net Loss	-	-	-	-	-	-	(3,591,637)	-	(3,591,637)
Balance at September 30, 2005	-	$-	88,676,501	$88,677	$-	$47,752,252	$(51,597,076)	$-	$(3,756,148)
See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For The Nine Months Ended September 30,		For the Period July 29, 1997(Date of Inception) to September 30, 2005
	2005	2004

Cash flows from operating activities:
Net loss for the period from continuing operations	$(3,591,637)	$(3,032,803)	$(51,323,145)
Loss from discontinued operations	-	-	(352,905)
Disposal of business segment, net	-	-	78,974
Adjustments to reconcile net losses to net cash used in operating activities:
Cumulative effect of accounting change	-	-	294,282
Depreciation	3,645	255	201,512
Organization and acquisition costs expensed	-	-	11,553
Common stock issued in exchange for services	3,400	1,423,337	8,530,733
Common stock issued in exchange for previously incurred debt	-	-	233,498
Common stock issued in exchange for interest	-	15,397	45,906
Common stock issued in exchange for expenses paid by shareholders	-	127,500	192,500
Common stock issued in connections with acquisition of Pacificap	-	-	29,160,000
Common stock issued in connection with acquisition of Battleship VFX, Inc.	-	-	91,642
Common stock issued in exchange for financing expenses	-	-	284,392
Common stock issued in connection with acquisition of Cineports	-	-	1,197,396
Warrants issued in connection with acquisition of Cineports	-	-	1,051,065
Stock options issued in exchange for services rendered	-	-	661,365
Preferred stock issued in exchange for services	-	-	855
Conversion of preferred stock	-	-	(855)
Reverse of notes payable liability in dispute	-	-	15,280
Amortization and write-off of debt discount - beneficial conversion feature of convertible notes payable	807,316	274,378	1,627,884
Amortization and write-off of debt discount - value of warrants attached to convertible notes payable	199,831	52,423	300,098
Amortization and write off of financing costs	197,706	30,128	261,343
Amortization of prepaid interest	108,032	46,498	204,530
Impairment of film library	-	-	372,304
Write-off of acquired asset	-	-	5,000
Write-off of un-collectable other receivable	-	-	30,000
Debt forgiveness from creditors	-	-	(139,992)
Write-off of capitalized production costs	-	-	150,273
Write off of other investment previously paid with common stock	-	-	62,500
Expenses paid by principal shareholders	-	-	117,015
(Increase) decrease in:
Prepaid expenses	-	(9,422)	(4,502)
Other receivable	-	-	(30,000)
See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

for The Nine Months Ended September 30,		For the Period July 29, 1997(Date of Inception) to September 30, 2005
2005	2004

Restricted cash	235,903		-
Increase (decrease) in:
Cash disbursed in excess of available funds	-	-	-
Accounts payable and accrued expenses, net	315,123	(15,691)	1,361,709
Net cash used in operating activities	(1,720,681)	(1,088,000)	(5,307,790)

Cash flows from investing activities:
Acquisition of film library and footage production costs	-	-	(183,080)
Acquisition of office furniture	(8,844)	(8,791)	(19,325)
Cash acquired in connection with acquisition	-	-	35,207
Net cash used in investing activities	(8,844)	(8,791)	(167,198)

Cash flows from financing activities:
Advances from related parties, net of repayments	62,769	(8,531)	293,371
Other advances, net	-	-	45,000
Proceeds from issuance of notes payable, net of repayments	(13,000)	(15,000)	1,240,665
Proceeds from issuance of long-term convertible debt, net of costs and fees	1,601,000	1,356,565	4,114,711
Payment(s) on long-term convertible debt	(150,000)	-	(450,000)
Proceeds from issuance of common stock	-	-	272,200
Net cash provided by financing activities	1,500,769	1,333,034	5,515,947

Net increase (decrease) in cash and equivalents	(228,756)	236,243	40,959
Cash and cash equivalents at the beginning of the period	269,715	1,062	-
Cash and cash equivalents at the end of the period	$40,959	$237,305	$40,959

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)

	For The Nine Months Ended September 30,		For the Period July 29, 1997(Date of Inception) to September 30, 2005
	2005	2004

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$-	$-	$-
Cash paid during the period for taxes	-	-	-
Common stock issued in exchange for services	3,400	1,423,337	8,530,733
Common stock issued in exchange for previously incurred debt	-	-	233,498
Common stock issued in exchange for interest expense	-	15,397	45,906
Common stock issued in exchange for accrued interest	-	146,617	146,617
Common stock issued in exchange for expenses paid by shareholders	-	127,500	192,500
Common stock issued in connections with acquisition of Pacificap	-	-	29,160,000
Common stock issued in connection with acquisition of Battleship VFX, Inc.	-	-	-
Common stock issued in exchange for financing expenses	-	-	284,392
Common stock issued in connection with acquisition of Cineports	-	-	1,197,396
Warrants issued in connection with acquisition of Cineports	-	-	1,051,065
Stock options issued in exchange for services rendered	-	-	661,365
Preferred stock issued in exchange for services	-	-	855
Conversion of preferred stock	-	-	(855)
Write off of acquired asset	-	-	5,000
Write off of un-collectable other receivable	-	-	30,000
Debt forgiveness from creditors	-	-	(139,992)
Write off of capitalized production costs	-	-	150,273
Write off of other investment previously paid with common stock	-	-	62,500
Impairment of film library	-	-	372,304
Expenses paid by principal shareholders	-	-	117,015
Common stock issued in exchange for shareholder advances	-	-	45,500

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

For The Nine Months Ended September 30,		For the Period July 29, 1997(Date of Inception) to September 30, 2005
2005	2004
Beneficial conversion feature of convertible notes payable	1,740,650	1,695,135	4,557,668
Value of warrants attached to convertible notes payable	198,917	304,865	692,332
Amortization and writ-off of debt discount - beneficial conversion feature of convertible notes payable	807,316	274,378	1,578,935
Amortization and write-off of debt discount - value of warrants attached to convertible notes payable	199,831	52,423	349,047
Capitalized financing costs in connection with issuance of long-term convertible notes payable	-	243,435	486,290
Prepaid interest expense in connection with issuance of long-term convertible notes payable	-	400,000	400,000
Acquisition of Pacificap:
Assets acquired	-	-	-
Liabilities assumed	-	-	-
Acquisition costs	-	-	29,160,000
Common stock issued	-	-	(29,160,000)
Net cash paid for acquisition	$-	$-	$-

Acquisition:
Assets acquired	-	-	379,704
Goodwill	-	-	490,467
Liabilities assumed	-	-	(588,027)
Common stock Issued	-	-	(282,144)
Net cash paid for acquisition	$-	$-	$-
Liabilities disposed of in disposition of business, net	$-	$-	$79,374
Net cash received in disposition of business	$-	$-	$-

See accompanying notes to the unaudited condensed consolidated financial information

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and nine month period ended September 30, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2004 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Business and Basis of Presentation

Pacificap Entertainment Holdings, Inc. (the “Company”) is in the development stage and its efforts in the past have been principally devoted to developing a sports entertainment business, which will provide 24 hours per day broadcasting from a library of nostalgic sports films and footage to paid subscribers. To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2005, the Company has accumulated losses of $51,597,076.

The consolidated financial statements include the accounts of Pacificap Entertainment Holdings, Inc. and its wholly-owned subsidiaries, Cavalcade of Sports Network, Inc, Cineports.com, Inc., Sports Broadcasting Network, Inc. and Ethnic Broadcasting Company, Inc. Significant intercompany transactions and accounts have been eliminated in consolidation.

Stock Based Compensation

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS 148”), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and will adopt the interim disclosure provisions for its financial reports for subsequent period. The Company has no awards of stock-based employee compensation outstanding at September 30, 2005.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. Management has not determined the impact that this statement will have on Company's consolidated financial statements.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at September 30, 2005 and December 31, 2004 is as follows:
	September 30, 2005	December 31, 2004
Convertible notes payable (“Convertible Notes”); interest rate 10% per annum; due two years from the date of the note; noteholder has the option to convert unpaid note principal the Company’s common stock at the lower of (i) $0.35 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days before but not including conversion date (effective August 31, 2005, see below). The Company granted the noteholder a security interest in substantially all of the Company’s assets and intellectual property and registration rights. The Company is in default under the terms of the note agreement. (a)
	$1,371,239	$1,592,860
Debt Discount - beneficial conversion feature, net of accumulated amortization and accumulated write-off (upon repayment) of $ 809,984 and $416,128, respectively, at September 30, 2005; and $416,224 and $341,051, respectively, at December 31, 2004.	(415,009)	(937,859)
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization and accumulated write-off (upon repayment) of $ 202,381 and $17,588, respectively, at September 30, 2005; and $75,984 and $70,819, respectively, at December 31, 2004.	(138,909)	(158,061)
Subtotal	817,321	496,940

Convertible notes payable (“Second Convertible Notes”); interest rate 10% per annum (default interest 15% per annum); due three years from the date of the note; noteholder has the option to convert unpaid note principal the Company’s common stock at the lower of (i) $0.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the twenty trading days before but not including conversion date. The Company granted the noteholder a security interest in substantially all of the Company’s assets and intellectual property and registration rights.  The Company is in default under the terms of the note agreement. (b)
	$3,250,000	$1,400,000
Debt Discount - beneficial conversion feature, net of accumulated amortization of $ 401,770 and $14,343 at September 30, 2005 and December 31, 2004, respectively.	(2,514,777)	(1,107,539)
Debt Discount - value attributable to warrants attached to notes, net of accumulated amortization of $ 80,129 and $2,411 at September 30, 2005 and December 31, 2004, respectively.	(253,324)	(186,139)
Subtotal	$481,899	$106,322
Total	1,299,220	603,262
Less: current portion	(1,299,220)	-
Long term portion	$-	$603,262

(a) The Company is currently in default under the terms of Convertible Notes.  Pursuant to the terms of Convertible Notes, the Company is required to have two times the number of common shares that the Convertible Notes are  convertible into registered pursuant to an effective registration statement.  The Company filed a registration statement and was declared effective on July 16, 2004.  As a result of the decrease in our stock price during the fiscal year 2004 and 2005, the shares of common stock underlying the Convertible Notes that were registered became insufficient to cover the conversion of the Convertible Notes issued.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

(b)  The Company is currently in default under the terms of Second Convertible Notes.  Pursuant to the terms of Second Convertible Notes, the Company is required to file a registration statement within 45 days of closing and have the registration statement effective within 105 days of closing.  On May 13, 2005, the Company filed a registration statement registering common shares underlying the Second Convertible Notes.  However, the registration statement did not register two times the number of common shares issuable upon conversion of all outstanding Second Convertible Notes as required.  This registration statement is currently being reviewed and has not been declared effective.

Convertible Note

The Company entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the issuance of an aggregate of $2,000,000 of convertible notes (“Convertible Notes”), and attached to the Convertible Notes were warrants to purchase 2,000,000 shares of the Company’s common stock. The Convertible Notes accrues interest at 10% per annum, payable and due two years from the date of the note. The noteholder has the option to convert any unpaid note principal to the Company’s common stock at a rate of the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date. Effective August 31, 2005; the terms of the notes were changed for the remaining outstanding debt to a conversion rate from 50% of the average of the three lowest intraday trading prices to a 40% rate. The remaining unpaid debentures at August 31, 2005 were $1,371,239.

As of December 31, 2004, the Company issued to the investors Convertible Notes in a total amount of $2,000,000 in exchange for net proceeds of $1,356,565. The proceeds that the Company received was net of prepaid interest of $400,000 calculated at 10% per annum for the aggregate of $2,000,000 of convertible notes for two years, and related fees and costs of $243,435. Prepaid interest and capitalized financing costs were amortized over the maturity period (two years) of the convertible notes.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”) , the Company recognized an imbedded beneficial conversion feature present in the Convertible Note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,641,121 (after adjustment for note amendment dated August 31, 2005) of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Convertible Note’s maturity period (two years) as interest expense.

In connection with the placement of the Convertible Notes, the Company issued non-detachable warrants granting the holders the right to acquire 2,000,000 shares of the Company’s common stock at $0.24 per share. The warrants expire five years from the issuance. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”) , the Company recognized the value attributable to the warrants in the amount of $358,879 (after adjustment for note amendment dated August 31, 2005) to additional paid-in capital and a discount against the Convertible Note. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.38%, a dividend yield of 0%, and volatility of 74%. The debt discount attributed to the value of the warrants issued is amortized over the Convertible Note’s maturity period (two years) as interest expense.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

The Company amortized the Convertible Notes debt discount attributed to the beneficial conversion feature and the value of the attached warrants and recorded non-cash interest expense of $521,292 and $242,211 for the nine-month period ended September 30, 2005 and 2004, respectively. As December 31, 2004, the Company has repaid to note holders $300,000 of principal amount in cash, and the note holders have agreed to convert a portion of the principal amount into an aggregate of 6,600,000 shares of the Company’s common stock, valued at $107,140. In connection with the repayment and conversion of notes payable, the Company wrote off the unamortized debt discount attributed to the beneficial conversion feature and the value of the attached warrants in the amount of $395,168 and $16,702, respectively, as of December 31, 2004. During the nine month period ended September 30, 2005, the Company has repaid to the note holders $150,000 of principal amount in cash, and the note holders have agreed to convert additional principal amount into an aggregate of 50,000,000 shares of the Company’s common stock, valued at $71,621. In connection with the conversion of notes payable during the nine-month period ended September 30, 2005, the Company wrote off the unamortized debt discount attributed to the beneficial conversion feature and the value of the attached warrants in the amount of $20,960 and $886, respectively.

Second Convertible Note

The Company entered into a Securities Purchase Agreement with four accredited investors on December 17, 2004 for the issuance of an aggregate of $2,800,000 of convertible notes (“Second Convertible Notes”), and attached to the Convertible Notes were warrants to purchase 2,800,000 shares of the Company’s common stock. The Second Convertible Notes accrues interest at 10% per annum (15% if the Company is in default under the terms of the note agreement), payable and due three years from the date of the note. The noteholder has the option to convert any unpaid note principal to the Company’s common stock at a rate of the lower of (i) $0.02 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date. On August 31, 2005; the Securities Purchase Agreement was amended to increase the aggregate from $2,800,000 to $3,250,000 of convertible notes (‘Second Convertible Notes”), attached warrants were increased from 2,800,000 shares of the Company’s common stock to 3,250,000. The conversion rate to the noteholder was changed from a 60% of average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including conversion date to a rate of 40%.

As of September 30, 2005, the Company issued to the investors Convertible Notes in a total amount of $3,250,000 in exchange for net proceeds of $2,819,146. The proceeds that the Company received were net of related fees and costs of $430,854. The capitalized financing costs are amortized over the maturity period (three years) of the convertible notes. Pursuant to the Securities Purchase Agreement, the Company was required to file a registration statement with the Securities and Exchange Commission within 45 days after closing, which will include the common stock underlying the secured convertible notes and the warrants. The registration statement was not filed with the Securities and Exchange Commission until May 2005.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”) , the Company recognized an imbedded beneficial conversion feature present in the Second Convertible Notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $2,916,547 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Second Convertible Note. The debt discount attributed to the beneficial conversion feature is amortized over the Second Convertible Notes’ maturity period (three years) as interest expense.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE B - CONVERTIBLE PROMISSORY NOTES PAYABLE (Continued)

Second Convertible Note (continued)

In connection with the placement of the Second Convertible Notes, the Company issued non-detachable warrants granting the holders the right to acquire 3,250,000 shares of the Company’s common stock at $0.02 per share. The warrants expire five years from the issuance. In accordance with Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF - 0027”) , the Company recognized the value attributable to the warrants in the amount of $333,453 to additional paid-in capital and a discount against the Second Convertible Notes. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 3.50% to 3.875%, a dividend yield of 0%, and volatility of 98% to 107%. The debt discount attributed to the value of the warrants issued is amortized over the Second Convertible Note’s maturity period (three years) as interest expense.

The Company amortized the Second Convertible Notes debt discount attributed to the beneficial conversion feature and the value of the attached warrants and recorded non-cash interest expense of $464,009 and $0 for the period ended September 30, 2005 and 2004, respectively.
NOTE C - NOTES PAYABLE

Notes payable at September 30, 2005 and December 31, 2004 are as follows:
September 30, 2005	December 31, 2004
12 % convertible subordinated payable, unsecured and due December 31, 2000; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company’s common stock thirty (30) days following the effectiveness of the registration of the Company’s common stock under the Securities Act of 1933 at a rate of $1.25 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted, or paid in full by December 31, 2000, then interest accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note Agreements.
$467,000	$467,000

12 % convertible subordinated payable, unsecured and due December 31, 2001; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company’s common stock thirty (30) days following the effectiveness of the registration of the Company’s common stock under the Securities Act of 1933 at a rate of $1.25 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted, or paid in full by December 31, 2001, then interest accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note Agreements.
342,500	342,500

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE C - NOTES PAYABLE (continued)

12 % convertible subordinated payable, unsecured and due December 31, 2002; Noteholder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company’s common stock thirty (30) days following the effectiveness of the registration of the Company’s common stock under the Securities Act of 1933 at a rate of $1.25 per share. In the event the unpaid principal amount of the notes, together with any accrued and unpaid interest, are not converted, or paid in full by December 31, 2002, then interest accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note Agreements.
	31,250	31,250

Note payable on demand to accredited investor; interest payable monthly at 18% per annum; unsecured; guaranteed by the Company’s President	52,415	52,415

Note payable on demand to accredited investor; interest payable monthly at 18% per annum; unsecured; guaranteed by the Company’s President	100,000	100,000

Note payable in monthly installments of interest only at 4% per annum; guarantee by Company shareholder; maturity date of the loan is July 28, 2005.	-	13,000

Note payable on demand to an investor; interest payable monthly at 10% per annum; unsecured	75,000	75,000

Note payable on demand to an investor; interest payable monthly at 10% per annum; unsecured	50,000	50,000
	1,118,165	1,131,165
Less: current portion	(1,118,165)	(1,131,165)
	$-	$-

NOTE D - CAPITAL STOCK

At September 30, 2005, the Company has authorized 50,000,000 shares of preferred stock, with a par value of $.001 per share, and 1,500,000,000 shares of common stock, with a par value of $.001 per share. As of September 30, 2005 and December 31, 2004, the Company has no preferred stock issued and outstanding. On February 9, 2005, the Company’s board of directors and shareholders approved to increase the authorized common shares from 300,000,000 shares to 1,500,000,000 shares, par value remains the same. The Company has 88,676,501 and 38,336,501 shares of common stock issued and outstanding as of September 30, 2005 and December 31, 2004, respectively.

The Company’s predecessor was Tren Property Corp., an inactive company with no significant operations incorporated under the laws of the State of Delaware in July 1997. The Company issued 422 shares of common stock to the initial shareholders in exchange for initial organization costs. The stock issued was valued at $11,553, which represents the fair value of the services received.

In April 1998, the shareholders of Tren Property Corp. exchanged all of their outstanding shares on a share for share basis for shares of the common stock of Gemma Global, Inc., an inactive company with no significant operations, organized under the laws of the State of Nevada (“Company”). Tren Property Corp. changed its name to Gemma Global, Inc.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE D - CAPITAL STOCK (continued)

In December 1998, the Company issued 37,083 shares of common stock to non-employees in exchange for legal and financial advisory services rendered to the Company. The stock issued was valued at approximately $2,002 per share, which represents the fair value of the services received, which did not differ materially from the value of the stock issued.

In December 1998, the Company issued 277,778 shares of common stock in exchange for a $15,000 loan payable to the Company’s principal shareholder and Chief Executive Officer.

In March 1999, the Company was renamed Pioneer 2000, Inc. In December 1999 the Company was renamed Cavalcade of Sports Media, Inc.

In April 1999, the Company issued 133 shares of common stock in exchange for $4,000 in connection with a private placement memorandum.

In April 1999, the Company issued 6,000 shares of common stock to a non-employee in exchange for financial advisory services rendered to the Company. The stock issued was valued at $180,000, which represents the fair value of the stock issued, which did not differ materially from the value of the services received.

In May 1999, the Company authorized and issued a series of 855,000 shares of the Company’s preferred stock as convertible preferred stock (“1999 Global Group Series”) to the Company’s management and advisors who had been unsuccessful in developing the Company’s shoe apparel business segment in exchange for those individuals continuing to devote their services to developing the shoe business segment. The stock issued was valued at approximately $.001 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December 1999, the Company issued 33,333 shares of common stock in exchange for $75,000 and payment of $ 25,000 of Company expenses, in connection with a private placement to accredited investors.

In connection with the acquisition of Cavalcade of Sports Network, Inc. in December 1999, the Company assumed $380,000 of liability representing advances by private investors to Cavalcade of Sports Network, Inc. Subject to the Company registering its common stock, the Company has agreed to offer shares of the Company’s common stock to the investors in exchange for the advances based upon the price per share of the registration.

In September 2000, the holders of the Company's preferred stock elected to convert their shares to common stock of Global Group International, Inc. The Company cancelled all previously issued and outstanding 855,000 shares of the convertible preferred stock.

During the year ended December 31, 2000, the Company issued 2,226 shares of common stock in exchange for debts assumed by the Company in connection with its acquisition of Cavalcade of Sports Network, Inc. The Company valued the shares issued at $83,497, which approximated the fair value of the shares at the dates of issuance.

During the year ended December 31, 2000, the Company issued 5,128 shares of the Company’s common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $192,283, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $192,283 was charged to income during the year ended December 31, 2000.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE D - CAPITAL STOCK (continued)

During the year ended December 31, 2001, the Company issued 15,600 shares of the Company’s common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $585,000, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $585,000 was charged to income during the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 3,333 shares of the Company’s common stock to the President of the Company in exchange for monies advanced to the Company. The Company valued the shares issued at $125,000, which approximated the fair value of the shares at the date of issuance.

In connection with the acquisition of Cineports, the Company issued an aggregate of 159,653 shares of the Company’s restricted common stock to Cineports’s shareholders in July 2002. The shares were valued at $1,197,396, which did not differ materially from the fair value of the shares issued during the period the acquisition occurred.

During the year ended December 31, 2002, the Company issued an aggregate of 55,073 shares of common stock to consultants for services in the amount of $1,385,814. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued 3,533 shares of common stock in exchange for $132,500 of previously incurred debt and 724 shares for $14,070 of previously accrued interest. The Company also issued an aggregate of 23,018 shares of common stock in exchange for $165,200 net of costs and fees and 1,667 shares for $62,500 of investment. The Company determined the value of the investment was impaired and recorded an impairment loss of $62,500 during the year ended December 31, 2002.

In January 2003, the Company issued an aggregate of 56,300 shares of common stock to consultants for services in the amount of $260,490. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In February 2003, the Company issued an aggregate of 43,350 shares of common stock to consultants for services in the amount of $87,037. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 6,667 shares of common stock in exchange for $8,000 net of costs and fees.

In April 2003, the Company issued an aggregate of 14,000 shares of common stock to consultants for services in the amount of $12,600. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 4,333 shares of common stock in exchange for $5,000 net of costs and fees. The Company also issued an aggregate of 22,222 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In May 2003, the Company issued an aggregate of 17,667 shares of common stock to consultants for services in the amount of $25,900. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 16,667 shares of common stock in exchange for $15,000 net of costs and fees. The Company also issued an aggregate of 22,167 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE D - CAPITAL STOCK (continued)

In July 2003, the Company issued an aggregate of 13,850 shares of common stock to consultants for services in the amount of $29,020. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. In addition, the Company issued an aggregate of 14,334 shares of common stock in exchange for $10,000 of previously incurred debt.

In August 2003, the Company issued an aggregate of 37,667 shares of common stock to consultants for services in the amount of $117,800. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. In addition, the Company issued an aggregate of 43,667 shares of common stock in exchange for $35,500 of previously incurred debt.

In September 2003, the Company issued an aggregate of 264,916 shares of common stock to consultants for services in the amount of $280,350. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In October 2003, the Company issued an aggregate of 2,405,000 shares of common stock to consultants for services in the amount of $3,829,300. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In November 2003, the Company issued an aggregate of 43,000 shares of common stock to consultants for services in the amount of $50,750. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. In addition, the Company issued an aggregate of 10,000 shares of common stock in exchange for $12,500 of accrued interest.

In December 2003, the Company issued an aggregate of 29,500 shares of common stock to consultants for services in the amount of $37,900. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

The Company also issued an aggregate of 18,000,000 shares of its common stock pursuant to a Plan and Agreement of Reorganization (“Plan”) with Pacificap Entertainment Holdings, Inc. (“Pacificap”). The Company accounted the shares issued at the fair market value at the date of acquisition, which approximately $29,160,000. The Company charged the acquisition costs of $29,160,000 to operations for the year ended December 31, 2003 and the Company changed its name to Pacificap Entertainment Holdings, Inc. subsequent to the acquisition.

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of common stock to its note holders in exchange for financing expenses of $284,392.

In January 2004, the Company issued an aggregate of 145,166 shares of common stock to its note holders in exchange for $146,617 of accrued interest. The Company also issued an aggregate of 125,000 shares of common stock to consultants in exchange for services in the amount of $126,250. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE D - CAPITAL STOCK (continued)

In February 2004, the Company issued an aggregate of 537,886 shares of common stock to consultants in exchange for services in the amount of $326,366. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company also issued an aggregate of 150,000 to a shareholder in exchange for $127,500 of expenses previously paid by the shareholder on behalf of the Company.

In March 2004, the Company issued an aggregate of 293,250 shares of common stock to consultants in exchange for services in the amount of $151,930. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In April 2004, the Company issued an aggregate of 615,000 shares of common stock to consultants in exchange for services in the amount of $244,250. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In May 2004, the Company issued an aggregate of 770,000 shares of common stock to consultants in exchange for services in the amount of $195,750. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company also issued an aggregate of 10,000 shares of common stock to a noteholder in exchange for interest expense of $3,000.

In July 2004, the Company issued an aggregate of 1,388,538 shares of common stock to consultants in exchange for services in the amount of $373,789. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company also issued an aggregate of 44,275 shares of common stock to a noteholder in exchange for interest expense of $12,400. Additionally, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible notes payable of $77,000 (Note B).

In August 2004, the Company issued an aggregate of 250,000 shares of common stock to a consultant in exchange for services in the amount of $5,000. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In September 2004, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible note payable of $7,590 (Note B).

In October 2004, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible note payable of $6,050 (Note B).

In November 2004, the Company issued an aggregate of 1,100,000 shares of common stock in exchange for convertible note payable of $5,830 (Note B).

In December 2004, the Company issued an aggregate of 2,200,000 shares of common stock in exchange for convertible note payable of $15,950 (Note B). The Company valued the an aggregate of 6,600,000 shares of common shares issued during the year ended December 31, 2004 at an aggregate of $112,420 and has accounted for the conversion of debt, while the noteholders valued the common shares at $107,140. At December 31, 2004, the Company has adjusted the principal amount of the notes payable outstanding based on noteholder's calculation and has charged to operations the difference of $5,280 as financing expense.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE D - CAPITAL STOCK (continued)

The Company issued an aggregate of 810,000 shares of common stock to a consultant in exchange for services in the amount of $16,200. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered. The Company issued an aggregate of 197,025 shares of common stock to in exchange for accrued interset in the amount of $3,939. Additioannly, the Company issued an aggregate of 4,582,106 shares of its common stock, valued at $91,642, in connection with an acquisition agreement with Battelship VFX, Inc. (‘Battleship’). The Company acquired no tangile assets and assumed no liabilities of Battleship. The Company also entered into a consulting agreement with Battleship’s sole owner. The Company has accounted for the common shares issued as acquisition costs and has charged $91,642 to operations during the year ended December 31, 2004.

In January 2005, the Company issued an aggregate of 2,200,000 shares of common stock in exchange for convertible note payable of $12,100 (Note B).

In February 2005, the Company issued an aggregate of 3,300,000 shares of common stock in exchange for convertible note payable of $16,500 (Note B).

In March 2005, the Company issued an aggregate of 2,200,000 shares of common stock in exchange for convertible note payable of $9,900 (Note B). The Company issued an aggregate of 340,000 shares of common stock to consultants in exchange for services in the amount of $3,400. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company’s common stock during the period the services were rendered.

In April 2005, the Company issued an aggregate of 1,900,000 shares of common stock in exchange for convertible note payable of $5,320 (Note B).

In May 2005, the Company issued an aggregate of 10,000,000 shares of common stock in exchange for convertible note payable of $11,600 (Note B).

In June 2005, the Company issued an aggregate of 19,500,000 shares of common stock in exchange for convertible note payable of $11,808 (Note B).

In July 2005, the Company issued an aggregate of 10,900,000 shares of common stock in exchange for convertible note payable of $4,393 (Note B).

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE E - OPTIONS AND WARRANTS

Stock Options

The Company did not grant any stock options during the period ended September 30, 2005 and 2004. All previously granted stock options expired as of May 2004. Transactions involving options issued to consultants are summarized as follows:

	Number of Options	Weighted Average Price Per Share
Outstanding at January 1, 2003	118,333	$35.70
Granted	-	-
Exercised	-	-
Canceled or expired	(101,667)	28.20
Outstanding at December 31, 2003	16,666	81.00
Granted	-	-
Exercised	-	-
Canceled or expired	(16,666)	81.00
Outstanding at December 31, 2004	-	$-
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2005	-	$-

Warrants

The Company granted an aggregate of 1,850,000 and 3,400,000 warrants during the nine-month period ended September 30, 2005 and during year ended December 31, 2004, respectively, in connection with issuance of convertible notes payable (Note B). The Company did not grant any compensatory warrants during the period ended September 30, 2005 and 2004. The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company’s common stock, after giving effect to 1:30 reverse split in common stock in September 2003.

Warrants Outstanding				Warrants Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighed Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.24	2,000,000	3.77	$ 0.24	2,000,000	$ 0.24
$ 0.02	3,250,000	4.56	0.02	3,250,000	0.02
	5,250,000	4.26	$ 0.10	5,250,000	$ 0.10

PACIFICAP ENTERTAINMENT HOLDINGS, INC.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
    SEPTEMBER 30, 2005
(unaudited)

NOTE E - OPTIONS AND WARRANTS (Continued)

Warrants (continued)

Transactions involving warrants issued to non-employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Outstanding at January 1, 2003	206,091	$36.00
Granted	-	-
Exercised	-	-
Canceled or expired	-	-
Outstanding at December 31, 2003	206,091	36.00
Granted	3,400,000	0.15
Exercised	-	-
Canceled or expired	(206,091)	36.00
Outstanding at December 31, 2004	3,400,000	$0.15
Granted	1,850,000	0.02
Exercised	-	-
Canceled or expired	-	-
Outstanding at September 30, 2005	5,250,000	$0.10

NOTE F - ESCROW AGREEMENT

Pursuant to the Securities Purchase Agreement and an Escrow Agreement the Company entered into on December 17, 2004 (Note B), the Company agreed to deposit the proceeds from the issuance of the Second Convertible Note into an escrow account, and the Escrow Agent has agreed to receive, hold and pay such funds, upon the terms and subject to the conditions agreed by among the Company, the investors, and the Escrow Agent.

The Escrow Agent shall hold the Escrow Account only in accordance with the terms and conditions of the Escrow Agreement, and the Escrow Agent shall invest the monies in the Escrow Account (“Escrow Amount”) in an interest bearing bank account with, or certificates of deposit or time deposits with, maturities of no more than thirty (30) days issued by, a domestic commercial bank or such other bank or other financial institution as it normally holds such funds. The Escrow Agent shall release the Escrow Amount, or a portion thereof, upon receipt, at any time, of joint written instructions from the Company and the investors directing the manner in which the distribution of the Escrow Amount, or a portion thereof, is to be made; provided, however, that the Escrow Amount shall only be released to the Company for the acquisition of Battleship VFX, Inc.; provided further that any remaining Escrow Amount subsequent to such acquisition shall be released to the Company for working capital and general corporate purposes. As of September 30, 2005 and December 31, 2004, the balance of the Escrow Amount was $-0- and $235,903, respectively.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$ 124.66
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	35,000.00	*
Miscellaneous	4,875.34
TOTAL	$50,000.00	*
	===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On January 11, 2003, we issued 9,167 shares of our Common Stock to two attorneys for legal services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On February 18, 2003, we issued to a single accredited investor 6,667 shares of our Common Stock for an investment of $7, 977, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On March 5, 2003, we issued 6,667 shares of our Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 9, 2003, we issued 22,960 shares of our Common Stock for financing expenses in connection with debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 9, 2003, we issued to a single accredited investor 4,334 shares of our Common Stock for an investment of $5,000, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 22, 2003, we issued 22,223 shares of our Common Stock for expenses paid on behalf of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 7, 2003 we issued 2,591 shares of our Common Stock for financing expenses in connection with debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 19, 2003 we issued to a single accredited investor 13,333 shares of our Common Stock for an investment of $10,000, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 21, 2003, we issued 22,167 shares of our Common Stock for expenses paid on behalf of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On May 30, 2003, we issued to a single accredited investor 3,333 shares of our Common Stock for an investment of $5,000, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 8, 2003, we issued 3,517 shares of our Common Stock to five consultants for general and accounting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 15, 2003, we issued 14,333 shares of our Common Stock for a settlement of debt owed by the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 23, 2003, we issued 10,333 shares of our Common Stock to two consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On July 31, 2003, we issued 37,487 shares of our Common Stock for financing expenses in connection with our debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 5, 2003, we issued 9,333 shares of our Common Stock to two consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 8, 2003, we issued 3,333 shares of our Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 11, 2003, we issued 10,000 shares of our Common Stock to a consultant for legal services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 11, 2003, we issued 32,000 shares of our Common Stock for a settlement of debt owed by the Company.

On August 12, 2003, we issued 15,000 shares of our Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On August 14, 2003, we issued 11,667 shares of our Common Stock for a settlement of debt owed by the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On September 2, 2003, we issued 2,917 shares of Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On September 22, 2003, we issued 262,000 shares of Common Stock to two consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On October 24, 2003, we issued 960,000 shares of Common Stock to twenty-four consultants for legal, accounting and general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On November 3, 2003, we issued 10,000 shares of Common Stock for interest costs in connection with a debt obligation of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On November 25, 2003, we issued 43,000 shares of Common Stock to four consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On November 26, 2003, we issued 14,000 shares of Common Stock for financing expenses in connection with debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On November 27, 2003, we issued 18,000,000 shares of Common Stock under a Plan and Agreement of Reorganization whereby the Company's shares were exchanged for equal number of shares in Pacificap Entertainment Holdings, Inc. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 11, 2003, we issued 4,500 shares of Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 12, 2003, we issued 25,000 shares of Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 6, 2004, we issued a total of 145,166 shares of common stock to investors in our 2000 and 2001 convertible capital notes in exchange for accrued interest. Such issuances were considered exempt from registration under Section 4(2) of the Securities Act of 1933.

Also in January of 2004, we issued an aggregate of 125,000 shares of common stock to attorneys for their previously rendered legal and consulting services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933

In February 2004, the Company issued an aggregate of 537,886 shares of common stock to consultants in exchange for their marketing, financial advisory and legal services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933. The Company also issued an aggregate of 150,000 to a single shareholder in exchange for $127,500 of expenses previously paid by the shareholder on behalf of the Company. This issuance is also considered exempt from registration under Section 4(2) of the Securities Act of 1933.

In March 2004, the Company issued an aggregate of 293,250 shares of common stock to consultants in exchange for their marketing, financial advisory and computer web design services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

In April 2004, we issued an aggregate of 615,000 shares of common stock to consultants for services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

In May 2004, we issued an aggregate of 770,000 shares of common stock to consultants for services rendered. We also issued an aggregate of 10,000 shares of common stock to a noteholder in exchange for interest expense. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

Pursuant to a retainer agreement dated May 14, 2004, we issued 250,000 shares of common stock to attorneys for their previously rendered legal services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 2,000,000 shares of our common stock.

The investors provided us with the funds as follows:

•	$700,000 was disbursed on June 10, 2004;

•	$600,000 was disbursed on July 13, 2004; and

•	$700,000 was disbursed on July 20, 2004.

The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

In July 2004, we issued an aggregate of 1,388,538 shares of common stock to consultants for services rendered. In addition, we issued 44,275 shares of common stock to a noteholder in exchange for interest expense. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

In August 2004, we issued 250,000 shares of common stock to a consultant for services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

In December 2004, we issued 810,000 shares of common stock to a consultant in exchange for services rendered.

In December 2004, we issued 4,582,106 shares of common stock in connection with the acquisition of Battleship VFX, Inc.

During the year ended December 31, 2004, we issued 197,025 shares of common stock as interest in connection to a debt obligation of the Company.

To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on December 17, 2004 and amended on January 23, 2006 for the sale of (i) $2,800,000 in secured convertible notes and (ii) warrants to buy 2,800,000 shares of our common stock.

The investors provided us with an aggregate of $2,800,000 as follows:

•	$1,400,000 was disbursed on December 17, 2004;

•  $900,000 was disbursed on June 1, 2005;

•	$150,000 was disbursed on July 1, 2005;

•	$170,000 was disbursed on August 1, 2005; and

•	$180,000 was disbursed on September 1, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.02 or (ii) 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

In March 2005, we issued an aggregate of 340,000 shares of common stock to consultants for services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on September 19, 2005 and amended on January 23, 2006 for the sale of (i) $450,000 in secured convertible notes and (ii) warrants to buy 450,000 shares of our common stock. The investors provided us with an aggregate of $450,000 on September 19, 2005.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.02 or (ii) 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on January 23, 2006 for the sale of (i) $180,000 in secured convertible notes and (ii) warrants to buy 180,000 shares of our common stock. The investors provided us with an aggregate of $180,000 on January 23, 2006.

The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.02 or (ii) 30% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.02 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Pacificap or executive officers of Pacificap, and transfer was restricted by Pacificap in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Pacificap Entertainment Holdings, Inc., a Nevada corporation.

Exhibit No.	Description

3.1
Certificate of Incorporation of Tren Property Corp., filed July 29, 1997 in Delaware, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.2
Articles of Incorporation of Gemma Global, Inc., filed July 22, 1997 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.3
Reorganization Agreement between Tren Property Corp. and Edward E. Litwak, dated January 1, 1998, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.4
Certificate of Amendment to the Certificate of Incorporation of Tren Property Corp., changing its corporate name to Gemma Global, Inc. and increasing capital structure, filed February 23, 1998 in Delaware, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.5
Certificate of Ownership and Merger of Gemma Global, Inc. (a Nevada Corporation) with and into Tren Property Corp. (a Delaware Corporation), filed February 23, 1998 in Delaware, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.6
Articles/Certificate of Merger of Gemma Global, Inc. (a Nevada Corporation) with and into Gemma Global, Inc. formerly Tren Property Corp. (a Delaware Corporation) filed March 4, 1998 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.7
Articles of Incorporation of Gemma Global, Inc., filed March 5, 1998 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.8
Articles/Certificate of Merger (re-domestication) of Gemma Global, Inc. (Delaware) with and into Gemma Global, Inc. (Nevada) filed April 21, 1998, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.9
Articles of Amendment to the Articles of Incorporation of Gemma Global, Inc., changing name to Pioneer2000, Inc. and increasing capital structure, filed March 4, 1999 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.10
Certificate of Incorporation of Cavalcade of Sports Network, Inc., filed June 22, 1998 in New York, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.11
Articles of Incorporation of Global Group International, Inc., filed March 23, 1999 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.12
Certificate of Designation, Powers, Preferences and Rights of 1999-Global Group Series of Convertible Preferred Stock, filed December 14, 1999 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.13
Articles of Amendment, filed December 17, 1999 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.14
Articles of Merger of Cavalcade of Sports Network, Inc. (New York) with and into Cavalcade of Sports Media, Inc. (Nevada), filed December 22, 1999 in Nevada, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.15
Certificate of Merger of Cavalcade of Sports Network, Inc. with and into Cavalcade of Sports Media, Inc., filed December 30, 1999 in New York, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.16	Bylaws of the Registrant, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.l7
Articles of Incorporation of Sports Broadcasting Network, Inc., filed November 25, 2002, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

3.18	Articles of Amendment, filed July 16, 2003 in Nevada, filed as an exhibit to the current report on Form 8-K filed with the Commission on July 23, 2003 and incorporated herein by reference.

3.19
Exchange Agreement with Pacificap Entertainment Holdings Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on September 24, 2003 and incorporated herein by reference.

3.20
Short Form Articles of Merger filed October 23, 2003, in Nevada , filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.1
Common Stock Purchase Warrant with AJW Offshore, Ltd., dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.2
Common Stock Purchase Warrant with AJW Partners, LLC, dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.3
Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.4
Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.5
Secured Convertible Note with AJW Offshore, Ltd., dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.6
Secured Convertible Note with AJW Partners, LLC, dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference

4.7
Secured Convertible Note with AJW Qualified Partners, LLC, dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.8
Secured Convertible Note with New Millennium Capital Partners II, LLC, dated June 10, 2004, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.9
Securities Purchase Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.10
Security Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.11
Intellectual Property Security Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.12
Registration Rights Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.13
Guaranty and Pledge Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Michael Riley, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.14
Guaranty and Pledge Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Edward Litwak, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on July 8, 2004 and incorporated herein by reference.

4.15
Secured Convertible Note with AJW Offshore, Ltd., dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.16
Secured Convertible Note with AJW Partners, LLC, dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.17
Secured Convertible Note with AJW Qualified Partners, LLC, dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.18
Secured Convertible Note with New Millennium Capital Partners II, LLC, dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.19
Common Stock Purchase Warrant with AJW Offshore, Ltd., dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.20
Common Stock Purchase Warrant with AJW Partners, LLC, dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.21
Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.22
Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated July 13, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.23
Secured Convertible Note with AJW Offshore, Ltd., dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.24
Secured Convertible Note with AJW Partners, LLC, dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.25
Secured Convertible Note with AJW Qualified Partners, LLC, dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.26
Secured Convertible Note with New Millennium Capital Partners II, LLC, dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.27
Common Stock Purchase Warrant with AJW Offshore, Ltd., dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.28
Common Stock Purchase Warrant with AJW Partners, LLC, dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.29
Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.30
Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated July 20, 2004, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 20, 2005 and incorporated herein by reference.

4.31
Common Stock Purchase Warrant with AJW Offshore, Ltd., dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.32
Common Stock Purchase Warrant with AJW Partners, LLC, dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.33
Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.34
Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.35
Secured Convertible Note with AJW Offshore, Ltd., dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.36
Secured Convertible Note with AJW Partners, LLC, dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.37
Secured Convertible Note with AJW Qualified Partners, LLC, dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.38
Secured Convertible Note with New Millennium Capital Partners II, LLC, dated December 17, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.39
Securities Purchase Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.40
Security Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.41
Intellectual Property Security Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.42
Registration Rights Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.43
Guaranty and Pledge Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Michael Riley, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.44
Guaranty and Pledge Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Edward Litwak, filed as an exhibit to the current report on Form 8-K filed with the Commission on December 23, 2004 and incorporated herein by reference.

4.45	Secured Convertible Note with AJW Offshore, Ltd., dated June 1, 2005 (filed herewith).

4.46	Secured Convertible Note with AJW Partners, LLC, dated June 1, 2005 (filed herewith).

4.47	Secured Convertible Note with AJW Qualified Partners, LLC, dated June 1, 2005 (filed herewith).

4.48	Secured Convertible Note with New Millennium Capital Partners II, LLC, dated June 1, 2005 (filed herewith).

4.49	Common Stock Purchase Warrant with AJW Offshore, Ltd., dated June 1, 2005 (filed herewith).

4.50	Common Stock Purchase Warrant with AJW Partners, LLC, dated June 1, 2005 (filed herewith).

4.51	Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated June 1, 2005 (filed herewith).

4.52	Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated June 1, 2005 (filed herewith).

4.53
Amended Security Agreement, dated as of June 1, 2005, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.54	Secured Convertible Note with AJW Offshore, Ltd., dated July 1, 2005 (filed herewith).

4.55	Secured Convertible Note with AJW Partners, LLC, dated July 1, 2005 (filed herewith).

4.56	Secured Convertible Note with AJW Qualified Partners, LLC, dated July 1, 2005 (filed herewith).

4.57	Secured Convertible Note with New Millennium Capital Partners II, LLC, dated July 1, 2005 (filed herewith).

4.58	Common Stock Purchase Warrant with AJW Offshore, Ltd., dated July 1, 2005 (filed herewith).

4.59	Common Stock Purchase Warrant with AJW Partners, LLC, dated July 1, 2005 (filed herewith).

4.60	Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated July 1, 2005 (filed herewith).

4.61	Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated July 1, 2005 (filed herewith).

4.62
Amendment No. 2 to the Securities Purchase Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.63	Secured Convertible Note with AJW Offshore, Ltd., dated August 1, 2005 (filed herewith).

4.64	Secured Convertible Note with AJW Partners, LLC, dated August 1, 2005 (filed herewith).

4.65	Secured Convertible Note with AJW Qualified Partners, LLC, dated August 1, 2005 (filed herewith).

4.66	Secured Convertible Note with New Millennium Capital Partners II, LLC, dated August 1, 2005 (filed herewith).

4.67	Common Stock Purchase Warrant with AJW Offshore, Ltd., dated August 1, 2005 (filed herewith).

4.68	Common Stock Purchase Warrant with AJW Partners, LLC, dated August 1, 2005 (filed herewith).

4.69	Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated August 1, 2005 (filed herewith).

4.70	Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated August 1, 2005 (filed herewith).

4.71
Amendment No. 3 to the Securities Purchase Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.72	Secured Convertible Note with AJW Offshore, Ltd., dated September 1, 2005 (filed herewith).

4.73	Secured Convertible Note with AJW Partners, LLC, dated September 1, 2005 (filed herewith).

4.74	Secured Convertible Note with AJW Qualified Partners, LLC, dated September 1, 2005 (filed herewith).

4.75	Secured Convertible Note with New Millennium Capital Partners II, LLC, dated September 1, 2005 (filed herewith).

4.76	Common Stock Purchase Warrant with AJW Offshore, Ltd., dated September 1, 2005 (filed herewith).

4.77	Common Stock Purchase Warrant with AJW Partners, LLC, dated September 1, 2005 (filed herewith).

4.78	Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated September 1, 2005 (filed herewith).

4.79	Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated September 1, 2005 (filed herewith).

4.80
Amendment No. 4 to the Securities Purchase Agreement, dated as of December 17, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.81
Securities Purchase Agreement, dated as of September 19, 2005, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.82	Secured Convertible Note with AJW Offshore, Ltd., dated September 19, 2005 (filed herewith).

4.83	Secured Convertible Note with AJW Partners, LLC, dated September 19, 2005 (filed herewith).

4.84	Secured Convertible Note with AJW Qualified Partners, LLC, dated September 19, 2005 (filed herewith).

4.85	Secured Convertible Note with New Millennium Capital Partners II, LLC, dated September 19, 2005 (filed herewith).

4.86	Common Stock Purchase Warrant with AJW Offshore, Ltd., dated September 19, 2005 (filed herewith).

4.87	Common Stock Purchase Warrant with AJW Partners, LLC, dated September 19, 2005 (filed herewith).

4.88	Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated September 19, 2005 (filed herewith).

4.89	Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated September 19, 2005 (filed herewith).

4.90
Registration Rights Agreement, dated as of September 19, 2005, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.91
Amendment to the secured convertible notes, issued on June 10, 2004, July 13, 2004, July 20, 2004, December 17, 2004, June 1, 2005, July 1, 2005, August 1, 2005, September 1, 2005 and September 19, 2005 by us to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.92
Securities Purchase Agreement, dated as of January 23, 2006, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

4.93	Secured Convertible Note with AJW Offshore, Ltd., dated January 23, 2006 (filed herewith).

4.94	Secured Convertible Note with AJW Partners, LLC, dated January 23, 2006 (filed herewith).

4.95	Secured Convertible Note with AJW Qualified Partners, LLC, dated January 23, 2006 (filed herewith).

4.96	Secured Convertible Note with New Millennium Capital Partners II, LLC, dated January 23, 2006 (filed herewith).

4.97	Common Stock Purchase Warrant with AJW Offshore, Ltd., dated January 23, 2006 (filed herewith).

4.98	Common Stock Purchase Warrant with AJW Partners, LLC, dated January 23, 2006 (filed herewith).

4.99	Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated January 23, 2006 (filed herewith).

4.100	Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated January 23, 2006 (filed herewith).

4.101
Registration Rights Agreement, dated as of January 23, 2006, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (filed herewith).

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1	Indemnification Agreement with Edward E. Litwak, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.2	Indemnification Agreement with Don Parson, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.3	Indemnification Agreement with Michael Riley, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on May 11, 2004 and incorporated herein by reference.

10.4	Employment Agreement with Ed Litwak, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on May 11, 2004 and incorporated herein by reference.

10.5	Asset Purchase Agreement, dated as of December 22, 2005, by and between Pacificap Entertainment Holidngs, Inc. and Collectible Concepts Group, Inc. (filed herewith).

14.1	Code of Ethics, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on May 11, 2004 and incorporated herein by reference.

23.1	Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, State of California, on January 31, 2006.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

By: /s/ EDWARD LITWAK --------------------------------------- Edward Litwak, President (Principal Executive Officer), Director, Principal Financial Officer, Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ EDWARD LITWAK	President (Principal Executive Officer), Director, Principal Financial	January 31, 2006
------------------------------
Edward Litwak

/s/ MICHAEL RILEY	Chairman of the Board of Directors	January 31, 2006
--------------------------------
Michael Riley

/s/ DONALD PARSON	Director	January 31, 2006
--------------------------------
Donald Parson